As filed with the Securities and Exchange Commission on September 14, 2020

Registration No. [________]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NuGenerex Immuno-Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	04-3208418
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10102 USA Today Way

Miramar, Florida 33025

(416) 364-2551

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Joseph Moscato

Chief Executive Officer

NuGenerex Immuno-Oncology, Inc.

10102 USA Today Way

Miramar, Florida 33025

(416) 364-2551

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey P. Wofford, Esq.	Ralph V De Martino, Esq.
Carmel, Milazzo & Feil LLP	Cavas Pavri, Esq.
55 West 39th Street, 18th Floor NewYork, New York 10018	Schiff Hardin LLP
Telephone: (212) 658-0458	901 K Street, NW #700
Washington, DC 20001
Telephone: 202-778-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1) $	Amount of Registration Fee(3) $
Common stock, par value $0.001 per share(2)	$1,000,000	$129.00
Common Stock Purchase Warrants(3)	$—	$—
Common Stock issuable upon exercise of Common Stock Purchase Warrants(2)(4)	$1,250,000	$162.25
Total	$2,250,000	$291.25

(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

(2) Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3) No registration fee required pursuant to Rule 457(g) under the Securities Act.

(4) Represents shares underlying warrants to purchase a number of shares of common stock equal to 100% of the number of shares of common stock being offered at an assumed exercise price equal to 125% of the public offering price per share.

*Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 14, 2020

PROSPECTUS

NuGenerex Immuno-Oncology, Inc.

[*] Shares of Common Stock

 Warrants to Purchase [ ] Shares of Common Stock

NuGenerex Immuno-Oncology, Inc. is offering [ ] shares of its common stock and warrants to purchase up to an aggregate of [ ] shares of common stock. For every one share of common stock sold, we will issue one warrant to purchase one share of common stock. The warrants will have an initial per share exercise price of [ ], subject to adjustment. The warrants will be exercisable immediately and will expire five years from the date of issuance. The shares and warrants will be separately issued, but the shares and warrants will be issued and sold in equal proportions. We are also offering the shares of common stock issuable upon exercise of the warrants. We are not required to sell any specific number or dollar amount of shares of common stock or warrants, but will use our best efforts to sell all of the shares of common stock and warrants being offered. This offering expires on the earlier of (i) the date upon which all of the shares of common stock and warrants being offered have been sold, or (ii) _________ (which we may extend to _________ in our sole discretion). Upon completion of this offering, we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC.

We will apply to have our common stock listed on the Nasdaq Capital Market under the symbol “NGIO” which listing is a condition to this offering.

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Dawson Securities, Inc. is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, [*] shares of common stock and the representative shall have an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional [*] shares of common stock.

We are an “emerging growth company” under the federal securities laws and have elected to be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 4 to read about the risks you should consider before buying shares of our common stock. An investment in our common stock is not suitable for all investors. See “Risk Factors-Risks Relating to This Offering.”

The public offering price per share and warrant will be determined at the time of pricing, and may be at a discount to the then current market price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

There is no established trading market for the warrants and we do not expect an active trading market to develop. We do not intend to list the warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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	Per Share of Common Stock and One Common Stock Purchase Warrant	Total
Public offering price	—	—
Placement Agent’s fees(1)	—	—
Proceeds, before expenses, to us	—	—

(1) Represents underwriting discount and commissions equal to 8% per share (or $[*] per share), which is the underwriting discount we have agreed to pay on all investors in this offering introduced by the underwriters

(2) Does not include a non-accountable expense allowance equal to $[*], payable to Dawson James Securities, Inc., as representative of the underwriters, or the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 44 of this prospectus for additional information regarding underwriting compensation.

In addition to the underwriting discounts listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue upon the closing of this offering to Dawson James Securities, Inc., as representative of the underwriters, warrants that will expire on the fifth anniversary of the effective date of this registration statement entitling the representative to purchase 5% of the number of shares of common stock sold in this offering. The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the common shares issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 44.

Delivery of the securities will be made against payment thereon on or about [].

DAWSON JAMES SECURITIES, INC.

 The date of this prospectus is ______  , 2020

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Table of Contents

ABOUT THIS PROSPECTUS	6
MARKET DATA	6
PROSPECTUS SUMMARY	6
SUMMARY OF THE OFFERING	7
RISK FACTORS	9
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	21
USE OF PROCEEDS	21
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	22
DIVIDEND POLICY	22
DILUTION	22
CAPITALIZATION	22
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	23
BUSINESS	25
MANAGEMENT	35
EXECUTIVE COMPENSATION	40
SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT	41
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	41
DESCRIPTION OF SECURITIES	41
SHARES ELIGIBLE FOR FUTURE SALE	43
UNDERWRITING	44
LEGAL MATTERS	48
EXPERTS	48
WHERE YOU CAN FIND MORE INFORMATION	48
INDEX TO FINANCIAL STATEMENTS	F-1

Through and including        , 2020 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriterstake responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “NGIO,” “we,” “our,” or “us” in this prospectus mean NuGenerex Immuno-Oncology, Inc.;

●	“year” or “fiscal year” mean the year ending July 31st; and

●	all dollar or $ references when used in this prospectus refer to United States dollars;

Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

As used in this prospectus, all references to the “registrant,” “Company,” “we,” “our,” “us” or words of like import mean NuGenerex Immuno-Oncology, Inc.

Overview

NuGenerex Immuno-Oncology, Inc., a Delaware corporation formed on October 8, 1993 and formerly known as Antigen Express, Inc. (“NGIO”) is an oncology company focused on the modulation of the immune system to treat cancer. To that end, we are developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology, Ii-Key. The Ii-Key is a peptide derived from the major histocompatibility complex (“MHC”) Class II associated invariant chain (Ii) that regulates the formation, trafficking, and antigen-presenting functions of MHC class II complexes, essential for the activation of T cells in the immune response. T cells recognize antigenic epitopes when they are ‘presented’ to them by specific molecules, termed (MHC) on the surface of infected or malignant cells. This interaction activates the T cells, stimulating a multicellular cascade of actions that eliminates the diseased cell and protects against future disease recurrence.

All of our capital stock was acquired by Generex Biotechnology Corporation (“Generex”) in August of 2003. As of September 14, 2020, Generex owns approximately 90.93% of our common stock.

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Summary of the Offering

Common stock offered by us	[*] shares.

Common stock outstanding prior to the offering (1)	400,300,000 shares common stock.

Common stock to be outstanding after the offering (2)	[*] ([*] shares if the underwriters exercise their option to purchase additional shares in full).

Over-allotment option of common stock offered by us	The underwriters have a 45-day option to purchase up to [*] additional shares of common stock.

Description of Warrants	The warrants will have an initial per share exercise price equal to __, subject to adjustment. The warrants are exercisable immediately and expire five years from the date of issuance

Use of Proceeds	We currently intend to use the net proceeds to us from this offering to hire additional employees, including executive officers and sales professionals and for general corporate purposes, including working capital and sales and marketing activities. See the section of this prospectus titled “Use of Proceeds” beginning on page [*].

Proposed Listing	We will apply to have our common stock listed on the Nasdaq Capital Market under the symbol “NGIO” which listing is a condition to this offering.

Underwriters’ warrants	Upon the closing of this offering, we have agreed to issue to Dawson James Securities, Inc., as representative of the underwriters, warrants, that will expire on the fifth anniversary of the effective date of this offering, entitling the representative to purchase 5% of the number of shares of common stock sold in this offering (excluding shares of common stock sold to cover over-allotments, if any). The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the common shares issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Lock-up agreements	Our executive officers and directors have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for 180 days following the effective date of the registration statement for this offering. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page [*] of this prospectus before deciding whether or not to invest in shares of our common stock.

Unless we indicate otherwise, all information in this prospectus is based on 400,300,000 shares of common stock outstanding as of September 8, 2020 and excludes, as of such date shares of common stock issuable upon exercise of warrants sold in this Offering

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Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Corporate Information

Our principal offices are located at 10102 USA Today Way, Miramar, Florida 33025. Our telephone number is (416) 364-2551 and our Internet address is www.nugenerexio.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to our Financial Condition

We will be required to raise additional funds to finance our operations and remain a going concern; we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

Our  operations to date have consumed substantial amounts of cash and we have sustained negative cash flows from our operations for the last several years. We will require future additional capital infusions including public or private financing, strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to our own capabilities and/or products, in order to continue the development of our product candidates. However, there can be no assurances that we will complete any financings, strategic alliances or collaborative development agreements, and the terms of such arrangements may not be advantageous to us. Any additional equity financing will be dilutive to our current stockholders and debt financing, if available, may involve restrictive covenants. If we raise funds through collaborative or licensing arrangements, we may be required to relinquish, on terms that are not favorable to us, rights to some of our technologies or product candidates that we would otherwise seek to develop or commercialize. Our failure to raise capital when needed could materially harm our business, financial condition and results of operations.

We have a history of losses and will incur additional losses.

Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront research and development expenditures and significant risk that any potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval or be commercially viable. We are a clinical stage biopharmaceutical company with limited operating history. We have not completed our Phase II clinical trials and no assurances can be given that when, if ever, we will be able to. As a result, we have not yet demonstrated an ability to obtain regulatory approvals, manufacture a commercial-scale drug or technology or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful commercialization. We may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown difficulties in achieving our business objectives. We have no product approved for commercial sale and have not generated any product revenues to date, and we continue to incur significant research and development and other expenses related to our ongoing operations.

To date, we have not been profitable and our accumulated net loss available to shareholders was $37.9 million at April 30, 2020. Our losses have resulted principally from costs incurred in research and development, including clinical trials, and from general and administrative costs associated with our operations. In order to commercialize our technology, we will need to conduct substantial additional research, development and clinical trials. We will also need to receive necessary regulatory clearances both in the United States and foreign countries and obtain meaningful patent protection for and establish freedom to commercialize each of our product candidates. We must also complete further clinical trials and seek regulatory approvals for any new product candidates we discover, in-license, or acquire. We cannot be sure that we will obtain required regulatory approvals, or successfully research, develop, commercialize, manufacture and market any other product candidates. We expect that these activities, together with future general and administrative activities, will result in significant expenses for the foreseeable future. We may never achieve profitability.

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Our disclosure controls and procedures and internal controls over financial reporting may not be effective in future periods as a result of existing or newly identified material weaknesses in internal controls.

Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to effectively prevent fraud. If we cannot provide reasonable assurance with respect to our financial reports and effectively prevent fraud, our reputation and operating results could be harmed. Pursuant to the Sarbanes-Oxley Act of 2002, we are required to furnish a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be adversely impacted, we could fail to meet our reporting obligations, and our business and stock price could be adversely affected.

Our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators.

Because we have limited resources, we have sought to enter into collaboration agreements with other pharmaceutical companies that will assist us in developing, testing, obtaining governmental approval for and commercializing products. We may be unable to achieve commercialization of any of our products until we obtain a large pharmaceutical partner to assist us in such commercialization efforts. To date, we have entered into a collaborative development program with Merck to evaluate our immunotherapeutic peptide vaccine AE37 in combination with Merck’s Keytruda for the treatment of triple negative breast cancer in a phase II clinical trial, however, this collaboration only involves the donation of Keytruda for the clinical trial, and any future financial commitment from Merck for a co-development arrangement is dependent on the successful completion of the trial. There is no guarantee that the results of the trial will be positive, or that Merck will continue the collaboration with financial support.

Additionally, we have out-licensed AE37 for the immunotherapeutic treatment of prostate cancer to Shenzhen Bioscien (“Shenzhen”), a Chinese biopharmaceutical company that has agreed to fund the development of AE37 for prostate cancer through a clinical development program conducted under ICH guidelines that would allow global registration of the AE37 product in the prostate cancer indication. The development deal includes upfront and milestone payments to us, together with a double-digit royalty on sales of AE37 in China in exchange for the rights to AE37 for prostate cancer treatment in China, with the ex-China global rights remaining with us. Though Shenzhen has made an upfront payment of $700,000 to us, there is no guarantee that they will continue to fulfill their contractual obligations to advance the clinical development of AE37 for prostate cancer. Further, there is no guarantee that AE37 will prove to be safe and efficacious for the treatment of prostate cancer, or that the product will be approved by regulatory authorities.

Moving forward, we will need to expand current collaborations and develop new collaborations to advance new products that we may wish to commercialize. We will continue to seek research collaborations, co-development and marketing agreements, and licensing deals for its products in development, however, there is no guarantee that we will be successful in our efforts.

Any collaborator with whom we may enter into such collaboration agreements may not support fully our research and commercial interests since our program may compete for time, attention and resources with such collaborator's internal programs. Therefore, these collaborators may not commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

We have incurred substantial losses during our history. We do not expect to become profitable in the near future, and we may never achieve profitability. Unused losses generally are available to be carried forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change taxable income or taxes may be limited. As a result, our ability to use our pre-change NOLs to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.

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Generex’s voting control will limit or preclude our stockholders’ ability to influence corporate matters, including the election of directors, any merger, consolidation or other major corporate transaction requiring stockholder approval, which may negatively impact your liquidity and/or your gain on your investment.

Generex will own at least 51% of our common stock after the completion of this offering. As a result, Generex will be able to control the management and affairs of our company and any matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of our other stockholders.

Risks Related to our Business

We are at an early stage of development, and although our technology is promising, it is not yet proven and may not be able to successfully commercialize products for a number of reasons.

We have no products on the market and all of our product candidates are in the early stages of development. There is no guarantee that these product candidates will be shown to be safe and efficacious for the prevention or treatment of disease. If the Company is able to complete the requisite research and development, of which there is no assurance, it will still be several years, if ever, before the Company is able to create and develop products which have any commercial viability.

The Company’s technologies and products under development require significant, time-consuming and costly research, development, pre-clinical studies, clinical testing, regulatory approval and significant additional investment prior to their commercialization, which, again, may never actually occur. Further, there can be no assurance that the Company’s research and development programs will be successful; that its products, if created, will exhibit the expected biological results in humans, prove to be safe and efficacious, obtain the required regulatory approvals, demonstrate substantial therapeutic benefit, be commercialized on a timely basis or at all, experience no design or manufacturing problems, be manufactured on a large scale, be economical to market; or that the Company or its prospective collaborators (if any) will be successful in obtaining market acceptance of any products or that they will generate any revenue.

We may not be able to unlock the intrinsic value of our historical development pipeline, because we may encounter difficulties in financing and operating our commercial development programs successfully.

As we advance our product candidates through clinical trials, we will need to expand our development, regulatory, manufacturing, marketing and sales capabilities, and may need to further contract with third parties to provide these capabilities. As our operations expand, we likely will need to manage additional relationships with such third parties, as well as additional collaborators, distributors, marketers, and suppliers.

Maintaining third party relationships for these purposes will impose significant added responsibilities on members of our management and other personnel. We must be able to: manage our development efforts effectively; recruit and train sales and marketing personnel; manage our participation in the clinical trials in which our product candidates are involved effectively; and improve our managerial, development, operational and finance systems, all of which may impose a strain on our administrative and operational infrastructure.

If we enter into arrangements with third parties to perform sales, marketing, or distribution services, any product revenues that we receive, or the profitability of these product revenues to us, are likely to be lower than if we were to market and sell any products that we develop without the involvement of these third parties. In addition, we may not be successful in entering into arrangements with third parties to sell and market our products or in doing so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our products.

Future business combinations or acquisitions may be difficult to integrate, which could cause us to shift our attention away from our primary business and its operations.

We may pursue future business combinations with other companies or strategic acquisitions of complementary businesses, product lines, or technologies. There can be no assurance that such acquisitions will be available at all, nor on terms acceptable to us. These transactions may require additional capital, which may increase our indebtedness or outstanding shares, resulting in a dilution to our stockholders or a reduction in working capital. The inability to obtain such future capital may inhibit our growth and operating results. Integration of acquisitions or additional products can be costly, time-consuming, and complicated which could significantly impact operating results. Furthermore, the integration of any acquisition may disproportionally divert our executive team’s time and resources from our primary business and its operations. We may sell some or all of our product lines to other companies or we may agree to merge with another company. There can be no assurance that future transactions will ultimately benefit us. If we face difficulty integrating future acquisitions or if our executive team’s attention is diverted, our future results of operations may negatively impact our business, results of operations, and financial condition.

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If the statutes and regulations in our industry change, our business could be adversely affected.

The U.S. healthcare industry has undergone significant changes designed to improve patient safety, improve clinical outcomes, and increase access to medical care. These changes include enactments and repeals of various healthcare related laws and regulation. Our operations and economic viability may be adversely affected by the changes in such regulations, including: (i) federal and state fraud and abuse laws; (ii) federal and state anti-kickback statutes; (iii) federal and state false claims laws; (iv) federal and state self-referral laws; (v) state restrictions on fee splitting; (vi) laws regarding the privacy and confidentiality of patient information; and (vii) other laws and government regulations.

If there are changes in laws, regulations, or administrative or judicial interpretations, we may have to change our business practices, or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition, and results of operations.

Failure to attract and retain sufficient numbers of qualified personnel could also impede our growth.

If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition. The evolving nature of our business and rapid changes in the healthcare industry make it difficult to anticipate the nature and amount of medical reimbursements, third-party private payments, and participation in certain government programs and thus to reliably predict our future growth and operating results. Our growth strategy may incur significant costs, which could adversely affect our financial condition. Our growth by strategic transactions strategy involves significant costs, including financial advisory, legal and accounting fees, and may include additional costs for items such as fairness opinions and severance payments. These costs could put a strain on our cash flows, which in turn could adversely affect our overall financial condition.

Our lack of operating experience may cause us difficulty in managing our growth.

The Company has limited experience in manufacturing or procuring products in commercial quantities, conducting other later-stage phases of the regulatory approval process, selling pharmaceutical products, or negotiating, establishing and maintaining strategic relationships. Any growth of the Company will require us to expand our management and our operational and financial systems and controls. If we are unable to do so, our business and financial condition would be materially harmed. If rapid growth occurs, it may strain the Company’s operational, managerial and financial resources.

We must comply with Environmental and Occupational Safety and Health Administration Regulations

We are subject to federal, state and local regulations governing the storage, use and disposal of waste materials and products. Although we believe that our safety procedures for storing, handling and disposing of these materials and products comply with the standards prescribed by law and regulation, we cannot eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, we could be held liable for any damages that result and any liability could exceed the limits or fall outside the coverage of our insurance coverage, which we may not be able to maintain on acceptable terms, or at all. We could incur significant costs and attention of our management could be diverted to comply with current or future environmental laws and regulations. Federal regulations promulgated by the Occupational Safety and Health Administration impose additional requirements on us, including those protecting employees from exposure to elements such as blood-borne pathogens. We cannot predict the frequency of compliance, monitoring, or enforcement actions to which we may be subject as those regulations are being implemented, which could adversely affect our operations.

The FDA regulates the manufacturers and suppliers of the products that we sell, market, manufacture, and distribute, and regulatory compliance is costly and could contribute to delays in the availability of our products.

Under FDA regulations, we are subject to the same FDA regulation as the manufacturers and suppliers to whom we distribute. These regulations govern (i) the manufacturing and processing of cellular and tissue products; (ii) the introduction of new medical devices; (iii) the observance of certain standards with respect to the design, manufacturing, testing, labeling, promotion, and sales of the devices; (iv) the maintenance of certain records; (v) the ability to track devices; (vi) the reporting of potential product defects; (vii) the importing and exporting of devices; and (viii) various other matters. Furthermore, manufacturers that create the products we market face an increasing amount of scrutiny and compliance costs as more states implement regulations governing medical devices and Biologics. In addition, we are subject to ongoing compliance concerning our 510(k) Approvals, as well as potential on-site inspections by the FDA. Being found in violation and failing to correct an FDA compliance issue could potentially result in product recall, product seizure, or the de-listing of our products with 510(k) Approval. These types of FDA regulations could affect many of the products we market, impacting our revenues and profitability, results of operations, and working capital.

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Future regulatory action remains uncertain.

We operate in a highly regulated and evolving environment with rigorous regulatory enforcement. Any legal or regulatory action could be time-consuming and costly. If we or the manufacturers or distributors that supply our products fail to comply with all applicable laws, standards, and regulations, action by the FDA or other regulatory agencies could result in significant restrictions, including restrictions on the marketing or use of the products we sell or the withdrawal of the products we sell from the market. Any such restrictions or withdrawals could materially affect our reputation, business and operations.

U.S. federal and state governmental regulation could restrict our ability to sell our products.

Our business is subject to highly complex and evolving regulatory and licensing requirements that are subject to uncertainty, rapid change, differing interpretations, and rigorous regulatory enforcement. Failure to comply with such regulatory requirements may result in civil or criminal penalties, including the loss of licenses or the exclusion from future participation in government healthcare programs. There can be no assurance that federal or state regulatory or enforcement authorities will not investigate or challenge our current or future activities under these laws. Any state or federal regulatory or enforcement review of us, regardless of the outcome, would be costly and time consuming. Additionally, we cannot predict the impact of any changes in these laws, whether these changes are retroactive or will affect our Company on a going-forward basis only. Any investigation or challenge could have a material adverse effect on our reputation, business, financial condition, and results of operations.

The FDA and similar state authorities require us to list and register certain products, because we are a distributor, marketer, specification developer and repackager/relabeler and manufacturer for FDA-regulated products.

If we are successful in executing our business plan, we will be a distributor, marketer, and specification developer and repackager/relabeler of FDA-regulated products, and as such we may be subject to independent requirements to register and list certain products. We may be required to obtain state licensure or certifications and may be subject to inspections, in addition to complying with derivative requirements applicable to the manufacturers of the products we market. Failure to comply with such applicable requirements could result in a wide variety of enforcement actions, ranging from warning letters to more severe sanctions, such as significant costly fines and civil penalties, operating restrictions, injunctions, and criminal prosecutions, all of which could adversely impact our business.

Our industry is highly competitive, and our product candidates may become obsolete.

We are engaged in a rapidly evolving field. Competition from other pharmaceutical companies, biotechnology companies, and research and academic institutions is intense and likely to increase. Many of those companies and institutions have substantially greater financial, technical, and human resources than we do. Those companies and institutions also have substantially greater experience in developing products, conducting clinical trials, obtaining regulatory approval and in manufacturing and marketing pharmaceutical products. Our competitors may succeed in obtaining regulatory approval for their products more rapidly than we do. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. We are aware of potential competitors developing products similar to our AE37 product candidates. Our competitors may succeed in developing products that are more effective and/or cost competitive than those we are developing, or that would render our product candidates less competitive or even obsolete. In addition, one or more of our competitors may achieve product commercialization or patent protection earlier than we do, which could materially adversely affect our business.

Due in part to our limited financial resources, we may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates or those that are in-licensed, and/or we may be unable to pursue the clinical trials that we would like to pursue.

We have limited technical, managerial, and financial resources to determine the indications on which we should focus the development efforts related to our product candidates. Due to our limited available financial resources, we may have curtailed clinical development programs and activities that might otherwise have led to more rapid progress of our product candidates through the regulatory and development processes.

We may make incorrect determinations with regard to the indications and clinical trials on which to focus the available resources that we do have. Furthermore, we cannot assure you that we will be able to retain adequate staffing levels to run our operations and/or to accomplish all the objectives that we otherwise would seek to accomplish. Our decisions to allocate our research, management, and financial resources toward particular indications or therapeutic areas for our product candidates may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, our decisions to delay or terminate drug development programs may also cause us to miss valuable opportunities.

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If the third parties on which we rely for the conduct of our clinical trials and results do not perform our clinical trial activities in accordance with good clinical practices and related regulatory requirements, we may be unable to obtain regulatory approval for or commercialize our product candidates.

We use independent clinical investigators and other third-party service providers to conduct and/or oversee the clinical trials of our product candidates, and expect to continue to do so for the foreseeable future. We rely heavily on these parties for successful execution of our clinical trials. Nonetheless, we are responsible for confirming that each of our clinical trials is conducted in accordance with the FDA’s requirements and our general investigational plan and protocol.

The FDA requires us and our clinical investigators to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate, and that the trial participants are adequately protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Third parties may not complete activities on schedule or may not conduct our clinical trials in accordance with regulatory requirements or the respective trial plans and protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval, and commercialization of our product candidates or result in enforcement action against us.

Risks Related to Our Intellectual Property

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The medical device and pharmaceutical industries are characterized by extensive intellectual property litigation and, from time to time, we may become the subject of claims of infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in payment of significant monetary damages and/or royalty payments or negatively impact our ability to sell current or future products in the affected category.

We depend extensively on our patents and proprietary technology and the patents and we must protect those assets in order to preserve our business.

Although we expect to seek patent protection for any compounds, devices, biologics, systems, and processes we discover and/or for any specific use we discover for new or previously known compounds, devices, biologics, systems, or processes, any or all of which may not be subject to effective patent protection. In addition, our issued patents may be declared invalid or our competitors may find ways to avoid the claims in the patents.

Our success will depend, in part, on our ability to obtain patents, protect our trade secrets and operate without infringing on the proprietary rights of others. We are the exclusive licensee, sole assignee or co-assignee of numerous granted United States patents, pending United States patent applications and international patents. The patent position of pharmaceutical and biotechnology firms like us are generally highly uncertain and involves complex legal and factual questions, resulting in both an apparent inconsistency regarding the breadth of claims allowed in United States patents and general uncertainty as to their legal interpretation and enforceability. Accordingly, patent applications assigned or exclusively licensed to us may not result in patents being issued, any issued patents assigned or exclusively licensed to us may not provide us with competitive protection or may be challenged by others, and the current or future granted patents of others may have an adverse effect on our ability to do business and achieve profitability.

Moreover, because some of the basic research relating to one or more of our patent applications and/or patents were performed at various universities and/or funded by grants, one or more universities, employees of such universities and/or grantors could assert that they have certain rights in such research and any resulting products. Further, others may independently develop similar products, may duplicate our products, or may design around our patent rights. In addition, as a result of the assertion of rights by a third-party or otherwise, we may be required to obtain licenses to patents or other proprietary rights of others in or outside of the United States. Any licenses required under any such patents or proprietary rights may not be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we could encounter delays in product market introductions during our attempts to design around such patents or could find that the development, manufacture or sale of products requiring such licenses is foreclosed. In addition, we could incur substantial costs in defending suits brought against us or in connection with patents to which we hold licenses or in bringing suit to protect our own patents against infringement.

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Due to legal and factual uncertainties regarding the scope and protection afforded by patents and other proprietary rights, we may not have meaningful protection from competition.

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery and duplication, and avoid infringing the proprietary rights of others. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. Because of this, our pending patent applications may not be granted. These uncertainties also mean that any patents that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition. Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents. Patents already issued to us or our pending applications may become subject to dispute, and any dispute could be resolved against us.

Because a substantial number of patents have been issued in the field of alternative drug delivery and because patent positions can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents cannot be predicted. Consequently, we do not know whether any of our pending or future patent applications will result in the issuance of patents or, to the extent patents have been issued or will be issued, whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated. Several of our currently issued patents have expired or will expire in the next twelve months.

Also, because of these legal and factual uncertainties, and because pending patent applications are held in secrecy for varying periods in the United States and other countries, even after reasonable investigation, we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party. For example, we are aware of certain patents owned by third parties that such parties could attempt to use in the future in efforts to affect our freedom to practice some of the patents that we own or have applied for. Based upon the science and scope of these third-party patents, we believe that the patents that we own or have applied for do not infringe any such third-party patents; however, we cannot know for certain whether we could successfully defend our position, if challenged. We may incur substantial costs if we are required to defend our intellectual property in patent suits brought by third parties. These legal actions could seek damages and seek to enjoin testing, manufacturing and marketing of the accused product or process. In addition to potential liability for significant damages, we could be required to obtain a license to continue to manufacture or market the accused product or process.

General Risks

The COVID-19 coronavirus could adversely impact our business, including our clinical trials.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. Since then, the COVID-19 coronavirus has spread to over 150 countries and every state in the United States.  On January 30, 2020, the World Health Organization declared the outbreak of coronavirus a “Public Health Emergency of International Concern.” On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency.

The spread of the virus in many countries continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets and supply chains. The pandemic has had, and could have a significantly greater, material adverse effect on the U.S. economy where we conduct a majority of our business. The pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, including in China, where we have given a license for intellectual property as described under the heading “Business-- AE37 – Ii-Key/HER2/neu Hybrid Immunotherapeutic Vaccine,” which may reduce our ability to access capital in the future, which could negatively affect our liquidity.

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The COVID-19 pandemic may impact our workforce, supply chains or distribution networks or otherwise impact our ability to restock our medical device and supply inventories and depending upon the severity of the COVID-19 coronavirus’ continued spread in the United States and other countries, we may experience disruptions that could severely impact our business and clinical trials, including:

•	limitation of company operations, including work from home policies and office closures;

•	one or more key officers and/or employees could be personally affected by the virus;

•	delays or difficulties in receiving deliveries of critical experimental materials;

•	delays or difficulties in enrolling patients in our clinical trials;

•	delays or difficulties in scheduling of surgical procedures that ultilize medical devices and supplies;

•	delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

•	interruption or delays in the operations of the FDA or other regulatory authorities, which may impact review and approval timelines;

•	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

•	interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others; and

•	limitations in employee resources that would otherwise be focused on our business, including the conduct of our clinical trials, such as because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people.

•	Delaying our licensing partners development plans.

The global outbreak of the COVID-19 coronavirus continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact our business and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

General economic conditions may adversely affect demand for our products and services.

Poor or deteriorating economic conditions in the U.S. could adversely affect the demand for healthcare services and consequently, the demand for our products and services. Poor economic conditions also could lead our suppliers to offer less favorable terms of purchase, which would negatively affect our cash flows and profitability. These and other possible consequences of financial and economic decline could have material adverse effect on our business, results of operations, and financial condition.

We operate our business in regions subject to natural disasters and other catastrophic events, and any disruption to our business resulting from natural disasters would adversely affect our revenue and results of operations.

We operate our business in regions subject to severe weather and natural disasters, including hurricanes, floods, fires, earthquakes, and other catastrophic events. Any natural disaster could adversely affect our ability to conduct business and provide products and services to our customers, and the insurance we maintain may not be adequate to cover our losses resulting from any business interruption resulting from a natural disaster or other catastrophic event

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Although we have an ethics and anti-corruption policy in place, and have no knowledge or reason to know of any practices by our employees, agents, or distributors that could be construed as in violation of such policies, our business includes sales of products to countries where there is or may be widespread corruption.

We have a policy in place prohibiting employees, distributors and agents from engaging in corrupt business practices, including activities prohibited by the United States Foreign Corrupt Practices Act. Nevertheless, because we work through independent sales agents and distributors outside the United States, we do not have control over the day-to-day activities of such independent agents and distributors. In addition, in the donor-funded markets in Africa where we may sell our products, there is significant oversight from the President’s Emergency Plan for AIDS Relief, or PEPFAR, the Global Fund, and advisory committees comprised of technical experts concerning the development and establishment of national testing protocols. This is a process that includes an overall assessment of a product which includes extensive product performance evaluations including five active collaborations and manufacturer’s quality systems, as well as price and delivery.

We depend heavily on our executive officers, directors, and principal consultants and the loss of their services would materially harm our business.

We believe that our success depends, and will likely continue to depend, upon our ability to retain the services of our current executive officers, directors, principal consultants and others. In addition, we have established relationships with universities, hospitals and research institutions, which have historically provided, and continue to provide, us with access to research laboratories, clinical trials, facilities and patients. The loss of the services of any of these individuals or institutions would have a material adverse effect on our business.

Risks related to ownership of our common stock

The sale or issuance of our common stock to Oasis may cause dilution and the sale of the shares of common stock acquired by Oasis, or the perception that such sales may occur, could cause the price of our common stock to fall.

On July 14, 2020, we entered into a purchase agreement (the “Oasis Purchase Agreement”) with Oasis Capital, LLC (“Oasis”), pursuant to which Oasis has committed to purchase up to $50,000,000 of our common stock, subject to certain conditions.

The purchase price for the shares that we may sell to Oasis under the Oasis Purchase Agreement will fluctuate based on the market price and trading volume of our common stock. Depending on market liquidity at the time, sales of such shares may cause the market price of our common stock to fall.

Sales of our common stock, if any, to Oasis will depend upon market conditions and other factors to be determined by us. As such, Oasis may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Oasis Purchase Agreement and, after it has acquired shares, Oasis may sell all, some or none of those shares. Therefore, sales to Oasis by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Oasis, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Sales of our common stock under Rule 144 could reduce the price of our stock.

An aggregate of 29,501,804 of our outstanding shares of common stock not owned by our parent, Generex, are “restricted securities” and under federal securities laws are subject to restrictions on transfer. However, Rule 144 under the Securities Act (“Rule 144”) will be available to provide an exemption for resales of such restricted securities 90 days after we become subject to the ongoing SEC reporting requirements. In general, to qualify for the Rule 144 exemption, persons holding “restricted securities,” must hold their shares for a period of at least six months, may not sell more than 1% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. Generex may also cause us to register more of its shares in connection with additional offerings or sell its shares pursuant to the affiliate provisions of Rule 144. The availability for sale of substantial amounts of common stock by Generex or other shareholders under Rule 144 could reduce prevailing market prices for our securities.

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Additional offerings of our common stock in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

If an active trading market for our common stock does develop, the market price of our common stock may be subject to substantial fluctuations, which may make it difficult for you to sell your shares at the volume, prices and times desired.

If an active trading market for our common stock does develop, the market price of our common stock may be highly volatile, which may make it difficult for you to resell your shares at the volume, prices and times desired. There are many factors that may affect the market price and trading volume of our common stock, including, without limitation, the risks discussed elsewhere in this “Risk Factors” section and:

•	actual or anticipated fluctuations in our operating results, financial condition or asset quality;
•	changes in economic or business conditions;
•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve;
•	publication of research reports about us, our competitors or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or the cessation of coverage;
•	operating and stock price performance of companies that investors deem comparable to us;
•	additional or anticipated sales of our common stock or other securities by us, a selling stockholder or our other existing shareholders;
•	additions, departures or inability to retain of key personnel;
•	perceptions and speculations in the marketplace regarding our competitors or us;
•	price and volume fluctuations in the overall stock market from time to time;
•	litigation involving us, our industry or both;
•	investigations by regulators into our operations or those of our competitors;
•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•	changes in accounting standards, policies, guidelines, interpretations or principles;
•	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;
•	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;
•	developments or disputes concerning our intellectual property or other proprietary rights;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us;
•	other economic, competitive, governmental, regulatory or technological factors affecting our operations, pricing, products and services; and
•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for biotechnology stocks have experienced substantial fluctuations in recent years, which in many cases have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which could make it difficult to sell your shares at the volume, prices and times desired.

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In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We do not intend to pay cash dividends on our common stock for the foreseeable future.

We have paid no cash dividends on our common stock to date and we do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a cash dividend can further affect the market value of our common stock and could significantly affect the value of any investment in the Company.

A stockholder owns approximately 90.93% of our common stock and will be able to exert a controlling influence over our business affairs and matters submitted to stockholders for approval.

Generex owns approximately 90.93% of our outstanding common stock and we will be considered a “controlled company” under the rules of The Nasdaq Stock Market LLC, Generex will have control over all matters submitted to our stockholders for approval, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, the approval of any business combination and any other significant corporate transaction. These actions may be taken even if they are opposed by other stockholders. This concentration of ownership may also have the effect of delaying or preventing a change of control of our company or discouraging others from making tender offers for our shares, which could prevent our stockholders from receiving a premium for their shares. Generex may have interests different from yours.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

We are required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In addition, upon closing of this offering, we will be required to comply with the rules of The Nasdaq Capital Market and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Exchange Act. Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Risks Related to this Offering

The public price of our common stock may be volatile, and could, following a sale decline significantly and rapidly.

The initial public offering price for the shares will be determined by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the open market following this offering. The market price of our common stock may decline below the initial offering price, and you may not be able to sell your shares of our common stock at or above the price you paid in the offering, or at all. Following this Offering, the public price of our common stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

After the closing of this offering, we must meet certain financial and liquidity criteria to maintain our listing on Nasdaq. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this prospectus or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our common stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our shares of common stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Since the effective price per share of common stock in this offering is substantially higher than the net tangible book value per share of common stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of common stock if you purchase shares of our common stock sold in this offering. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.

Our management will have broad discretion over the use of any net proceeds from this offering, you may not agree with how we use the proceeds, and we may not use the proceeds successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of securities in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that we will use the proceeds in a way that does not yield a favorable, or any, return for you.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $[*] (or approximately $[*] if the underwriters’ option to purchase additional shares is exercised in full) from the sale of the common stock offered by us in this offering, based on public offering price of $[*] per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds that we receive in this offering for general corporate purposes, including working capital. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus, except as set forth in this prospectus.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Description		Amount

$
$
$
$
Total	$

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The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange or over-the-counter market or quotation system. There is currently no active trading market in our common stock. We will apply to have our common stock listed on the Nasdaq Capital Market under the symbol “NGIO” which listing is a condition to this offering. For more information see the section “Risk Factors.”

As of September 14, 2020, we have 400,300,000 shares of our common stock issued and outstanding and held by 491 stockholders of record.

DIVIDEND POLICY

We have not paid cash dividends on our common stock in the past and have no present intention of paying cash dividends on our common stock in the foreseeable future.

DILUTION

If you invest in our common stock, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

Our pro forma net tangible book value as of April 30, 2020 was $(5.4) million or $(0.01) per share of common stock, based upon 400,000,000 shares outstanding. After giving effect to the sale of the shares in this offering at the public offering price of $[*] per share and warrant (without assigning any value to the warrants), at April 30, 2020, after deducting Placement Agents' fees and commissions and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at April 30, 2020 would have been approximately $[*] million, or $[*]  per share. This represents an immediate increase in pro forma net tangible book value of approximately $        per share to our existing stockholders, and an immediate dilution of $ per share to investors purchasing shares in the offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Public offering price per share
Pro forma net tangible book value per share as of April 30, 2020	$(0.01)
Increase in net tangible book value per share attributable to this offering
Pro forma as adjusted net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of April 30. 2020:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of the shares of common stock and warrants in this offering (assuming the sale of the maximum offering amount), after deducting Placement Agent’s fees and commissions and estimated offering expenses payable by us.

This table should be read in conjunction with ‘‘Use of Proceeds’’ and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and our financial statements and related notes thereto included in this prospectus.

	As of April 30, 2020 (Actual)	As of April 30, 2020 (As adjusted)
Cash and cash equivalents	$129
Stockholders’ equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	0	0
Common Stock $0.001 par value, 750,000,000 shares authorized, 400,000,000 shares issued and outstanding actual, _______ shares issued and outstanding as adjusted	$400,000
Additional paid-in capital	$32,117,424
Accumulated deficit	$(37,917,588)
Total stockholders’ deficit	$(5,400,164)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this prospectus, and see “Risk Factors” beginning on page 7 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

Overview

We are an oncology company focused on the modulation of the immune system to treat cancer. To that end, we are developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology, Ii-Key. The Ii-Key is a peptide derived from the major histocompatibility complex (“MHC”) Class II associated invariant chain (Ii) that regulates the formation, trafficking, and antigen-presenting functions of MHC class II complexes, essential for the activation of T cells in the immune response. T cells recognize antigenic epitopes when they are 'presented' to them by specific molecules, termed (MHC) on the surface of infected or malignant cells. This interaction activates the T cells, stimulating a multicellular cascade of actions that eliminates the diseased cell and protects against future disease recurrence.

The following discussion and analysis by management provides information with respect to our financial condition and results of operations for the fiscal year ended July 31, 2019 and 2018, and the three and nine months ended April 30, 2020 and 2019.

Results of Operations

Three months ended April 30, 2020 compared to Three months ended April 30, 2019

We reported a net loss of $307,070 and $207,691 for the three-month periods, ended April 30, 2020, and April 30, 2019, respectively, reflecting an increase in the reported net loss of $99,379 or 48%. The increase in the net loss resulted from a $63,648 increase in general and administrative expense plus an increase of $35,731 or 20% in interest expense.

We did not incur any research and development expenses for the three months ended April 30, 2020 and 2019.

The $63,648 increase in general and administrative expenses for the three months ended April 30, 2020 versus the comparative period in the prior year is due to professional fees and audit fees incurred in connection with the 2019 and 2018 audits as well as the Form 10 registration statement.

Our interest expense for the three months ended April 30, 2020 increased by $35,731 compared to the three months ended April 30, 2019 due to the additional principal resulting from the compounding of interest accrued on the payable to Foundation.

Nine months ended April 30, 2020 Compared to Nine months ended April 30, 2019

We reported a net loss of $1,082,701 and $912,333 for the nine-month periods ended April 30, 2020 and April 30, 2019, respectively, reflecting an increase in the reported net loss of $170,368 or 19%. The increased net loss resulted from a $166,534 increase in general and administrative expense and an increase of $102,569 or 20% in interest expense offset by a $98,735 or 28% reduction in research and development.

For the nine months ended April 30, 2020, we incurred costs of $251,459 for the first 5 patients to be enrolled in the Phase II trial clinical trial on the safety and efficacy of AE37 in combination with KEYTRUDA for treatment of metastatic triple negative breast cancer conducted by NASBP Foundation, Inc. on our behalf (our only ongoing research and development project). For the nine months ended April 30, 2019 we expensed $340,000 for start-up expenses related to the NSABP clinical trial agreement. For the nine months ended April 30, 2020 and 2019 other research and development costs were de minimis.

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The $166,534 increase in general and administrative expenses for the nine months ended April 30, 2020 versus the comparative period in the prior year is due to professional fees and audit fees incurred in connection to the 2019 and 2018 audits as well as the Form 10 registration system.

Our interest expense for the nine months ended April 30, 2020 increased by $102,569 compared to the nine months ended April 30, 2019 due to the additional principal resulting from the compounding of interest accrued on the payable to foundation.

Year ended July 31, 2019 Compared to Year ended July 31, 2018

We reported a net loss for the years ended July 31, 2019 and 2018 in the amount $1,108,016 and $173,255, respectively, reflecting a 540%, or $934,761 increase from the prior fiscal year. The increase in net loss was primarily attributable the Company not recognizing revenue for the year ended July 31, 2019 compared to the one-time recognition of $700,000 during the year ended July 31, 2018 from a non-refundable license fee as part of a research and development agreement for AE37

Interest expense increased 20% or $117,028 for the year ended July 31, 2019 to $715,275 from $598,247 for year ended July 31, 2018 due to additional principal resulting from the compounding of interest accrued on the payable to foundation. Interest payable to the foundation was $3,055,945, and $2,340,670, as of July 31, 2019 and 2018, respectively representing a 31% increase, or $715,275 since July 31, 2018. Payable to the foundation was $1,315,817 at July 31, 2019 and 2018.

Financial Condition, Liquidity and Resources

COVID-19

The ongoing coronavirus outbreak which began in China at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. If the coronavirus outbreak situation should continue to worsen, we may experience disruptions to our business including, but not limited disruptions of our ongoing clinical trials and the operations of our partners.

While we expect delays in our research and development plans, the extent to which the coronavirus impacts our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on our financial results and our ability to conduct business as expected.

Sources of Liquidity

To date, we have financed our activities primarily through capital contributions from Generex, our majority shareholder. Generex in the past has raised capital for our operations through private placements of Generex common stock, securities convertible into Generex common stock, and investor loans. We will require additional funds to support our working capital requirements and any development or other activities or will need to curtail its research and development and other planned activities or suspend operations. While Generex owns over 90% of our common stock, going forward, we will rely both on financing from third parties and from Generex, which may sell shares of our common stock, to fund our operations, development, and other activities.

As a public company, NGIO will begin to incur costs for corporate activities such as executives, corporate accounting for external reporting, and investor relations. Reasonable estimates of such costs are not available.

As of September 14, 2020, our cash position is not sufficient for twelve months of operations. Generex has financed our activities to date. Our cash balances have remained low throughout fiscal 2020.

Management may seek to meet all or some of our operating cash flow requirements through financing activities, such as public or private placement of our common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities.

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In addition, management is actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities, and potential strategic partners.

We will continue to require substantial funds to continue research and development, including preclinical studies and clinical trials of our product candidates, further clinical trials for AE37 and to commence sales and marketing efforts if the FDA or other regulatory approvals are obtained.  Currently, the phase II clinical study using AE37 in combination with pembrolizumab (Keytruda ®) for treatment of metastatic triple negative breast cancer is our only ongoing research and development project In this regard, we have committed to provide the NASBP Foundation, Inc. financial support for clinical research using AE37 in combination with pembrolizumab (Keytruda ®) up to up to $2,118,461 upon NASBP achieving certain milestones. As of April 30, 2020, we have incurred $591,459 against this commitment.

Cash Flows for the nine Months ended April 30 2020

For the nine months ended April 30, 2020, we used $260 in cash from operating activities. There were no cash flows from financing or investing activities. The use for operating activities included a net loss of $1,082,701, offset by an increase in interest payable to the foundation of $626,867, and an increase in accounts payable and accrued expenses, $455,574.

Cash Flows for the Fiscal Year ended July 31, 2019

For the fiscal year ended July 31, 2019, we used $636 in cash in our operating activities. There were no cash flows from financing or investing activities. The use for operating activities included a net loss of $1,108,016, offset by an increase in interest payable to the foundation of $715,275, and an increase in accounts payable and accrued expenses of, $392,105.

BUSINESS

NGIO is an oncology company focused on the modulation of the immune system to treat cancer. To that end, we are developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology, Ii-Key. The Ii-Key is a peptide derived from the major histocompatibility complex (MHC) Class II associated invariant chain (Ii) that regulates the formation, trafficking, and antigen-presenting functions of MHC class II complexes, essential for the activation of T cells in the immune response. T cells recognize antigenic epitopes when they are ‘presented’ to them by specific molecules, termed (MHC) on the surface of infected or malignant cells. We believe that this interaction activates the T cells, stimulating a TH1 response and a multicellular cascade of actions that eliminates the diseased cell and protects against future disease recurrence. We have developed a number of Ii-Key Hybrid peptides for the immunotherapeutic targeting of tumor associated antigens (TAAs) in cancer and for vaccines against infectious diseases. Ii-Key hybrid peptides can also be used to selectively activate Th2 responses and thereby induce tolerance to antigens involved in harmful immune reactions, with therapeutic applications in major market segments including diabetes, arthritis, allergy, transplant rejection, and other autoimmune diseases. We have been established to not only to advance the Ii-Key core technology, but also to expand our portfolio in the field of immunotherapy and personalized medicine through partnerships and acquisitions.

AE37 – Ii-Key/HER2/neu Hybrid Immunotherapeutic Vaccine

NGIO is currently developing AE37 (Ii-Key-HER2/neu peptide immunotherapeutic vaccine) for the treatment of breast cancer, which is our only ongoing research and development project and is licensing patents related to AE37 for the development of effective treatments for prostate cancer to Shenzhen BioScien Pharmaceuticals Co., Ltd., (“Shenzhen”) as further described below. We also plan in the future to continue previous research and development or conduct new research and development of AE37 for the treatment of prostate cancer, bladder cancer and other cancers as described below. In addition to research and development related to the treatment of cancer, the Company has conducted research and development of the Ii-Key immune system activation technology with respect to the development of vaccines for certain viruses as described below.. In 2005 and 2006, the company conducted a Phase I trial of AE37 in breast cancer. NGIO has also conducted a Phase IIb trial of AE37 for prevention of recurrence of breast cancer. The company is currently working with the National Surgical Bowel & Breast Project (NSABP) to conduct a Phase II trial of AE37 in combination with Merck’s Keytruda (pembrolizumab) for the treatment of triple negative breast cancer. Details of the AE37 clinical trials are provided in the following paragraphs.

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Our most advanced immunotherapy vaccine candidate is AE37, an Ii-Key-Hybrid molecule that contains the HER2/neu antigenic peptide linked to the Ii-Key to enhance immune stimulation against HER2, which is expressed in numerous cancers, including breast, prostate, and bladder cancers. In 2006 we completed a Phase I clinical trial of AE37 in breast cancer, including a phase Ib safety and immunology study of AE37 in combination with GM-CSF in 16 breast cancer patients who had completed all first-line therapies and who were disease-free at the time of enrollment to the study (Holmes et al. Results of the first phase I clinical trial of the novel Ii-Key hybrid preventive HER-2/neu peptide (AE37) vaccine. J Clin Oncol 2008;26:3426-33). The subjects of the trial were given intradermally 500 micrograms of AE37 and 125 micrograms of GM-CSF or 1000 micrograms AE37 without GM-CSF. The phase I trial was conducted by Dr. George Peoples, MD from 2005 through 2006 at the Walter Reed Army Medical Center in Washington D.C. Based on the peer-reviewed article, “Results of the First Phase I Clinical Trial of the Novel Ii-Key Hybrid Preventive HER-2/neu Peptide (AE37) Vaccine (for breast cancer),” published in the Journal of Clinical Oncology on July 10 2008, the Company believes that both the primary endpoint of safety and the secondary endpoint of immunogenicity were achieved. However, further clinical trials are needed to confirm such results. No serious adverse events were reported in this trial.

In April of 2007 we commenced patient enrollment for a Phase IIb trial of AE37 in combination with GM-CSF on 300 patients with respect to the prevention of cancer recurrence in women who were at high risk of recurrence after undergoing successful primary standard of care breast cancer therapies and were disease free at time of enrollment (the “Phase IIb Trial”). The Phase IIb Trial was completed in 2016 and preliminary results of the Phase IIb Trial were published in 2016 by Elizabeth A. Mittendorf, MD, F.A.C.S. (Annals of Oncology 27: Published online 30 March 2016). The Phase IIb Trial was officially concluded with site close-out and database lock in November of 2019. The trial was conducted by Dr. Mittendorf at 14 sites both in the US and Europe.  The subjects of the trial were given intradermally 500 micrograms of AE37 combined with 125 micrograms GM-CSF  The results of the Phase IIb Trial were published on April 22, 2020 in the peer-reviewed journal, Breast Cancer Research & Treatment (the “Peer-reviewed Publication”). In the AE37 arm of this trial, the investigators found that patients with advanced stage, HER2 low-expression, and triple negative breast cancer may benefit from AE37 vaccination, and those with both advanced stage and low HER2 expression have a significant clinical benefit to AE37 vaccination, demonstrating earlier DFS plateau may be maintained for up to the ten years of follow-up. There were two serious adverse events in the Phase IIb Trial. There was a grade 3 serious adverse event reported for a patient in the GM-CSF arm of the trial that had a drop in ejection fraction from 50% to 45% more than two months after completion of protocol treatments. It was noted that the patient had received one full year of Herceptin adjuvant treatment prior to starting on any protocol treatments, and had reported a similar ejection fraction decline episode in while on Herceptin treatment. Another patient in the Phase IIb Trial had serious, unexpected grade 2 bladder pain that the investigator considered serious. The investigators concluded in the peer-reviewed publication that the similar toxicity profiles between the AE37/GM-CSF treatment and GM-CSF alone control groups indicate that the majority of the toxicity can be attributed to the immunoadjuvant, GM-CSF. The Peer-reviewed Publication stated that the Phase IIb Trial did not achieve statistical significance in meeting the primary endpoint of prevention of disease recurrence in the study population. However, further clinical trials are needed to confirm such results. The study population included 155 patients who were previously treated with Herceptin and in those patients no benefits were reported. The Peer-reviewed Publication stated that for 78 patients in the study group with advanced disease and low HER2 expression, AE37 demonstrated a statistically significant positive effect on disease free survival. The Peer-reviewed Publication reported that 6 of the 7 treated patients were alive after 10 years, whereas all 11 patients who were treated with a placebo died within the same 10 year time frame. The Peer Reviewed Publication stated that the Phase IIb Trial achieved the primary safety endpoint. However, further clinical trials are needed to confirm such results.

The Company decided to pursue the further development of AE37 in combination with the newly approved immune checkpoint inhibitors, which are drugs that enable the body’s immune system to detect tumors, that the immune system would not otherwise be able to detect. The Company believes that by combining AE37 with checkpoint inhibitors such as Keytruda, AE37 can theoretically direct the immune system to attack target tumors and therefore can be tested in the initial stage of cancer treatment instead of being tested as a vaccine against recurrence of cancer, which requires extensive wait times in Phase II trials to determine whether or not cancer has reoccurred. The Company believes that this strategy should decrease the length of time for its Phase II trials of AE37, however there can be no assurance that using this strategy will result in shorter lengths of time for AE37 Phase II clinicals.

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Based on the preliminary results from the Phase IIb Trial, NGIO entered into a Clinical Trial Collaboration and Supply Agreement (the “Collaboration Agreement”) on June 28, 2017 with Merck Sharpe & Dohme B.V. (“Merck”) to evaluate the safety and efficacy of AE37 in combination with the anti-PD-1 therapy, pembrolizumab (KEYTRUDA®) in patients with metastatic triple-negative breast cancer. Since then, the Company has initiated the study at 5 clinical research sites, and completed the first 3-patient safety cohort to allow for expanded enrollment. The Phase II trial began enrolling patients in September of 2019, and is expected to enroll 29 patients. The SARS-CoV-2 epidemic temporarily paused enrollment for the first half of the year, however, patient screening has restarted and enrollment is continuing. The Collaboration Agreement provides for NGIO to sponsor the study and to make the regulatory filings for approval of the trial. Merck will supply NGIO with Keytruda® for the trial. NGIO will provide its AE37 cancer vaccine and will generally be responsible for the costs of the trial. All Clinical Data shall be jointly owned by NGIO and Merck. Merck and NGIO assigned to each other an undivided one-half interest in, to and under the Clinical Data. The trial will require additional funding estimated at roughly $1.5 million over the next three years. In connection with the Collaboration Agreement, on November 20, 2018, NGIO entered into a Clinical Trial Agreement (the “Clinical Trial Agreement”) with NSABP Foundation, Inc. (“NSABP”), which provides for NSABP conducting a Phase II clinical trial on the safety and efficacy of AE37 in combination with KEYTRUDA (pembrolizumab) as described above, which NGIO will sponsor. NGIO has also signed a Pharmacovigilance Agreement among Merck, NSABP and NGIO to ensure the clinical monitoring of the trial.

The Phase IIb clinical trial conducted pursuant to the Collaboration Agreement and the Clinical Trial Agreement will have a Simon two-stage design. In Stage I (safety cohort), 13 patients will receive combination therapy of AE37 vaccine (without granulocyte macrophage-colony stimulating factor GM-CSF adjuvant) 1000 micrograms in two split intradermal injections on Day 1 of cycles 1 through 5 and pembrolizumab 200 mg intravenous infusion (IV) given Day 1 of each cycle for 2 years (1 cycle equals 21 days). As the clinical trial continues, NGIO will be obligated to pay NSABP, pursuant to the Clinical Trial Agreement, additional amounts during each completed phase in the increments and at the times set forth in the agreement in four primary phases: Start-Up Activities, Accrual and Treatment Period, Follow-up Period and Primary Endpoint. The future payments required under the Clinical Trial Agreement will be funded through financings and the proceeds received from a licensing agreement with Shenzhen described below.  All Clinical Data shall be jointly owned by NGIO and Merck.

The Collaboration Agreement terminates after the completion of the related phase II clinical trial. The Collaboration Agreement may also be terminated by any party for material breaches of the agreement by the other party, patient safety concerns, regulatory reasons or by Merck if it believes KEYTRUDA is being used in an unsafe manner.

The Clinical Trial Agreement terminates upon the completion of the obligations under such agreement. The Clinical Trial Agreement may be terminated by (i) any party if the authorization to conduct the phase II clinical trial is revoked by the FDA; if the human and/or toxicology results support termination; safety concerns, if the manufacture of a drug used in the phase II clinical trial has been exhausted or (ii) by NSABP if we fail to pay NSABP an undisputed amount under the Clinical Trial Agreement.

In addition to the breast cancer program, NGIO completed a Phase I clinical trial of AE37 in combination with GM-CSF in prostate cancer in April of 2009. This Phase I trial commenced in November of 2007 and enrolled thirty-two HER-2/neu+, castrate-sensitive, and castrate-resistant prostate cancer patients to demonstrate safety and strong immunological response to AE37. The trial was administered by Dr. Sonya Perez, MD and Dr. Anastastios Thanos, MD, PhD at the Saint Savas Cancer Hospital in Athens, Greece (EudraCT 2007-000934-38). Both the primary endpoint of safety and the secondary endpoint of immunogenicity were achieved. There were no serious adverse events. We are advancing AE37 for the treatment of prostate cancer through a License and Research Agreement (the “License Agreement”) dated November 29, 2017 with Shenzhen. Under the License Agreement, NGIO granted Shenzhen an exclusive license (the “License”) to use NGIO’s patents, know-how, data and other intellectual property relating to NGIO’s AE37 peptide to develop and sell products for the prevention and treatment of prostate cancer in China (including Taiwan, Hong Kong and Macau). In exchange for exclusive rights to AE37 for prostate cancer in China, Shenzen is financing and conducting the Phase II and Phase III trials globally under International Commission on Harmonization (“ICH”) guidelines, with us retaining the rights to all clinical data for regulatory submissions and commercialization in the rest of the world outside China. Further, Shenzhen has agreed, inter alia, to the following financial consideration:

•	a $700,000 non-refundable initial payment;

•	milestone payments of $1,000,000 each upon completion of Phase II and Phase III studies;

•	a milestone payment of $2,000,000 upon regulatory approval of a product covered by the License; and

•	a 10% royalty on net sales, provided the patents are in force and there are no approved generic equivalents.
•	royalties can be reduced to a floor of 4.0% in certain circumstances if the licensed patents do not cover a licensed product.

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Shenzhen, generally, will be responsible for conducting clinical trials, securing Chinese regulatory approvals, and marketing in China for all products developed under the License Agreement.

In exchange for exclusive rights to AE37 for prostate cancer in China, Shenzen is financing and conducting the Phase II trials in China, Hong Kong, Australia, and the European Union and Phase III trials globally under ICH guidelines, with NGIO retaining the rights to all clinical data for regulatory submissions and commercialization in the rest of the world outside China. If Shenzhen is successful in completing positive results in the prostate cancer development program, we will evaluate the data and make determinations on a commercialization strategy.

The License Agreement terminates upon the later to occur of (x) the expiration of the last to expire licensed patent under the License Agreement and (y) the fifteenth (15th) anniversary of the first approved sale of a licensed product by Shenzhen in China (including Taiwan, Hong Kong and Macau). The License Agreement may also be terminated (i) by any party to the agreement generally upon the bankruptcy or insolvency of the other party or if the other party materially breaches the License Agreement or (ii) by Shenzhen any time after eighteen (18) months from the License Agreement’s effective date upon sixty (60) days’ notice to NGIO. Unless Shenzhen terminates the License Agreement pursuant to clause (y)(ii) above, or we terminate the agreement pursuant to clause (y)(i) above, Shenzhen may sell any licensed products existing at the time of termination for twelve (12) months after such termination. No other royalties shall be payable after the termination of the License Agreement other than royalties that have accrued and are unpaid as of the date of termination.

In regard to commercialization of AE37 in cancer, NGIO plans to identify and engage pharmaceutical companies like Merck that have checkpoint inhibitors; there are currently six pharmaceutical companies with approved checkpoint inhibitor products on the market. The goal is to partner the Ii-Key vaccines either through co-development, licensing, or sale of the product to a major pharmaceutical company that has the financial, operational, and commercial resources to fund at least $200,000,000 for research, development, manufacturing, marketing and sales typically required to bring immunotherapeutic cancer products to market. If we are unable to identify a large pharmaceutical company as a partner, we have no current plans to commercialize products. It is expected that FDA approval will take from 5 to 7 years, provided the funding is available to complete Phase III registration trials and the filing of a New Drug Application (“NDA”).

We plan to continue the development of AE37 for breast, prostate and other cancers including bladder cancer. Upon funding we plan to initiate a Phase II trial of AE37 in bladder cancer at a premier cancer institute. Discussions on confidential trial design and conduct are ongoing.

In addition to the AE37 clinical program in cancer, NGIO has conducted a Phase I clinical trial of an Ii-Key-H5N1 peptide vaccine for avian influenza. The trial was conducted by Dr. Alexander Abdelnoor, MD in 2007 and 2008 in Lebanon at the Lebanese Canadian Hospital, enrolling 120 subjects who were randomized to receive intramuscularly 500 micrograms of Ii-Key peptide vaccine or placebo. Ten Ii-Key-H5N1 epitope peptides were tested for safety and immunogenicity (10 subjects per cohort). The trial demonstrated the safety and measured T-Cell responses to the Ii-Key peptides. After the Phase I trial was completed, however, interest in the avian influenza vaccine waned because the virus disappeared before becoming a serious global pandemic. The pandemic flu research program was discontinued following the swine flu scare, which faded into the background ten years ago.

To address the current COVID-19 pandemic, Generex and NGIO have resurrected the pandemic research program using its proprietary, patented Ii-Key immune system activation technology that holds promise for the rapid development of a complete SARS-COV-2 Ii-Key peptide vaccine. The plan includes the conduct of a master protocol design that includes a Phase I/II dose escalation trial, with and without adjuvant, followed by a Phase III trial using the target commercial dose and formulation. This master protocol design will be conducted with healthy adult volunteers followed by cohorts in different age and risk categories. The commercial development program is budgeted for roughly $400 million, including manufacturing and scale-up, and it is estimated that it will take 12 to 18 months for completion, depending on FDA emergency regulatory decisions during the pandemic. To accomplish these goals, Generex and NGIO have partnered with globally recognized industry leaders for each of the program’s key activities, to ensure world-class science, strategy and execution. Our objective is to provide government funding agencies with every degree of confidence in the ability of our team to execute and mitigate program risks. Generex has made applications to BARDA in the U.S. and with Health Canada and Malaysian health authorities to support the clinical and commercial development program for NGIO’s SARS-COV-2 Ii-Key peptide vaccine.

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There is always uncertainty and risk associated with the development of any vaccine, medical treatment or therapy, but the continued development depends upon completing the trials under various collaboration agreements and associated potential commercialization of the product, FDA approval and/or licensing agreements. Any collaborator with whom we may enter into such collaboration agreements may not support fully our research and commercial interests since our program may compete for time, attention and resources with such collaborator's internal programs. Therefore, these collaborators may not commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions. During the pandemic COVID-19, it is anticipated that delays will occur, but the full impact of any slow down due to COVID-19 has not been determined.

According to a published report in the Journal of Health Economics from Tufts University for the Study of Drug Development, developing a new prescription medicine that gains marketing approval is estimated to cost drug makers $1.4 billion in out of pocket costs. Furthermore, the estimated cost of post-approval research and development is $312 million. Research and development costs include studies to test new indications, new formulations, new dosage strength and regimens, and to monitor safety and long-term side effects in patients as required by the FDA as a condition of approval.

Given this market environment, and the early stage of development for our Ii-Key immunotherapeutic peptide vaccines, we are focused on developing our product candidates through Phase II proof of concept trials, with the expectation that positive Phase II data will lead to a partnership or joint venture agreement with a major pharmaceutical company that is positioned, financially, operationally, and commercially to bring a drug through the regulatory process and into the market with a successful drug launch. To that end, we do not currently plan to bring the products to market, but rather pursue a partnership opportunity with development milestones, licensing fees, and royalties, as is common throughout the biotechnology industry. Each product candidate will require between $15 and $50 million to complete the clinical development and manufacturing process that will be needed to obtain such partnerships and we cannot predict when, if at all, we will obtain such funding and even if such funding is obtained we cannot guarantee that we will be able to enter into the partnerships or joint ventures discussed above.

The primary increase in research and development costs incurred by NGIO during the year ending July 31, 2019 was related the initial payment by the Company of $340,000 to for the Clinical Trial Agreement for the start-up activities of the Phase II Study being conducted by NASBP, paid during the quarter ending January 31, 2020.

Clinical Development Plans for Ii-Key Immunotherapeutic Peptides

NGIO plans to expand its clinical development program to evaluate AE37 immunotherapeutic peptide in combination with immune checkpoint inhibitors for the treatment of bladder cancer in cooperation with a major oncology research center focused on the role of HER-2/neu in bladder and urothelial cancer. The clinical & translational research program is designed to evaluate the ability of AE37 to activate a CD-4 response in conjunction with a checkpoint inhibitor and the effect of the combination therapy on the tumor microenvironment.

Additionally, NGIO is working with another major oncology research center to rebuild the company’s long-dormant melanoma program, which includes Ii-Key hybrid peptides for GP-100 and Tyrosinase (TYR). We are working with a long-term clinical advisor at the research institute to establish a translational research program that incorporates gene expression profiling, tumor microenvironment immunology, and clinical biomarker evaluation, coordinating with their newly established immuno-oncology clinical research center.

Intellectual Property

Platform Patents. The foundational “Platform Patents” for Ii-Key technology focus on methods of increasing the antigen-specific activation of CD4+ T cells. This cell type is a critical component of the immune system, involved both in the recognition of new pathogenic agents as well as in autoimmune syndromes. The first technology platform (Ii-Key hybrid) relates to a means for increasing the vaccine potency of virtually any protein and while the second (Ii-suppression) relates to generation of an effective cell-based vaccine (REH-2017-01, REH 2017-02).

Oncology Patents. This group of patents relate more specifically to the use of the platform technologies for generating anti-cancer vaccines. We have generated Ii-Key hybrid compounds specifically for patients with breast, prostate, bladder, melanoma and HPV-related cancers (AEX-2001, AEX-2006, AEX-2007).

We hold five U.S. patents and one patent in Japan. The U.S. patent numbers are7,935,350 (expiring November 3, 2022), 8,748,130 (expiring on December 10, 2025), 8889143 (expiring on May 18, 2026), 928945 (expiring on September 22, 2027), 8,815,249 (expiring on February 26, 2026). Japan patent number is 5707326 (expiring September 1, 2029). These patents cover:

•	Compositions and Methods Related to Ii Technology

•	Ii hybrid peptides used for the enhancement of antigen presentation

•	Constructs for the expression of Ii-Key/antigen epitope fusion peptides

•	Hybrid Ii-Key/antigen epitope fusion peptides

•	Methods for inhibiting Ii expression

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We also have U.S. patents on the Ii-Key technology that have expired, we are in discussions with third parties to extend the patent coverage of the Ii-Key technology for cancer immunotherapy. The expiration dates of the immune-oncology applications of the Ii-Key hybrid technologies extend to 2031. The company is exploring the development of new immunotherapeutic peptide vaccines against additional tumor antigens, and plans to use computer algorithms to identify epitopes of tumor antigens that can be linked to the Ii-Key to develop new IP and products based on the Ii-Key platform technology.

Our long-term success will substantially depend upon our ability to obtain patent protection for our technology and our ability to protect our technology from infringement, misappropriation, discovery and duplication. We cannot be sure that any of our pending patent applications will be granted, or that any patents which we own or obtain in the future will fully protect our position. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. We believe that our existing technology and the patents which we hold or for which we have applied do not infringe anyone else's patent rights. We believe our patent rights will provide meaningful protection against others duplicating our proprietary technologies. We cannot be sure of this, however, because of the complexity of the legal and scientific issues that could arise in litigation over these issues.

 We also rely on trade secrets and other unpatented proprietary information. We seek to protect this information, in part, by confidentiality agreements with our employees, consultants, advisors and collaborators.

The US Patent and Trademark Office (“PTO”) compensates patentees with additional patent in-force days if there are delays by the US PTO during prosecution. These additional days are called patent term adjustment (“PTA”) days and they allow a patentee to keep its patent in force after the expiration date of the patent for a period of time that the US PTO has provided as PTA.

In addition to patent protection, we plan to seek marketing exclusivity under other laws and regulations. Our success for preserving market exclusivity for our product candidate relies on our ability to obtain and maintain a regulatory period of data exclusivity for an approved biologic, currently 12 years from the date of marketing approval, obtaining orphan designation in the major markets and to preserve effective patent coverage. Once any regulatory period of data exclusivity expires, depending on the status of our patent coverage, we may not be able to prevent others from marketing and selling biosimilar versions of our product candidates. We are also dependent upon the diligence of third parties, which control the prosecution of pending domestic and foreign patent applications and maintain granted domestic and foreign patents.

We may be unable to obtain, maintain and protect the intellectual property rights necessary to conduct our business, and we may be subject to claims that we infringe or otherwise violate the intellectual property rights of others, which could materially harm our business.

Seasonality

Our products and services are not subject to seasonality.

Competition

The major pharmaceutical companies, including Novartis, Inc., Bristol-Myers Squibb (and acquisition Celgene), Merck, Sanofi, and Pfizer, GlaxoSmithKline PLC, MedImmune Inc. (a subsidiary of Astra-Zeneca, Inc.) and others, also compete in the oncology, immunomedicine and vaccine markets. These companies have greater experience and expertise in securing government contracts and grants to support research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, as well as manufacturing and marketing approved products. As such, they are also considered significant competitors in these fields of pharmaceutical products and therapies. There are also many smaller companies which are pursuing similar technologies in these fields and are considered to be our competitors. With significant research and development effort in the field, the cancer immunotherapy market has been forecasted to be $128.3 billion[1], $152.829 billion[2] and $173 billion[3] by the mid-2020’s.

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While the size of the future market remains unknown, what is certain is that immuno-oncology is growing, and that its lead products enjoy blockbuster ($1 billion-plus/year in sales) status several times over. According to Genetic Engineering News (February 25, 2019), the biggest-selling cancer immunotherapies in 2018 were Celgene’s Revlimid (lenalidomide), which generated $9.685 billion; Opdivo® (nivolumab), which generated $7.570 billion, Merck’s Keytruda® (pembrolizumab), which generated $7.171 billion, Bristol-Myers Squibb, which generated $6.735 billion and Ono Pharmaceutical, which generated $835 million.

There are a limited number of commercialized products in the immunotherapy field, but that has not deterred the investment community, which recognizes the huge potential for cancer immunotherapy, and supplies hundreds of millions of dollars in development funding annually. According to the Cancer Research Institute, there are 3,394 immuno-oncology therapies in the current global development pipeline, with 1,287 of them in clinical studies. The major pharmaceutical companies have significant research and development efforts in the immuno-oncology field. NGIO has never received regulatory approval for a product candidate or had commercial sales.

As described in “Business Overview” above where we discuss certain clinical trials, NGIO has years of experience in cancer immunotherapy, having completed a Phase IIb clinical trial of the HER2/neu Ii-Key hybrid peptide vaccine AE37 for the prevention of breast cancer recurrence in over 300 women. The company has also conducted Phase I trials with AE37 in breast and prostate cancers and has conducted pre-clinical work to support additional peptide vaccines for the treatment of melanoma.

[1] KBV Research

[2] Meticulous Research

[3] Market Research Engine

NGIO has a research agreement with Merck and is conducting a Phase II clinical trial of AE37 in combination with Keytruda for the treatment of triple negative breast cancer, a multi-billion market with significant medical need.

NGIO has licensed AE37 for the treatment of prostate cancer in China to Shenzhen Bioscien, a Chinese Pharmaceutical company. As part of the licensing agreement, Shezhen Bioscien is paying for the development of the immunotherapeutic vaccine and conducting the clinical trials under ICH guidelines in Europe as well as in China. NGIO retains global rights to AE37 for the treatment of prostate cancer outside of China and has exclusive rights to the clinical trial data to support regulatory filings in the US, EU, Japan, and other ex-China markets.

With a late phase clinical asset, a research partnership with a major pharmaceutical company, a licensing deal with an international pharmaceutical company, and a pipeline of immunotherapeutic products, NGIO is positioned to become a participant in the immuno-oncology field.

Employees

As of the date of this registration statement, we had six full time employees, including the Joseph Moscato, Chief Executive Officer; Eric von Hofe, President and Chief Scientific Officer; Mark Corrao, Interim Chief Financial Officer; Jason B. Terell, Chief Medical Officer; Richard Purcell, Executive Vice President, R&D and Anthony Crisci, Chief Legal Officer and Secretary. In the future, we plan to hire additional employees, including a Financial Controller and support staff. In the meantime, we plan to continue utilizing key consultants and contractors for certain operations, such as finance and accounting, business development, clinical development, regulatory affairs, statistical consulting, and manufacturing. We believe our relationships with our employees and contractors are good.

Government Regulation and Product Approval

Our research and development activities and the manufacturing and marketing of our medical device, biologic, and pharmaceutical products are subject to extensive regulation by the FDA in the United States, Health Canada in Canada, the European Medicines Evaluation Agency in Europe, and comparable designated regulatory authorities in other countries. Among other things, extensive regulations require us to satisfy numerous conditions before we can bring products to market. While these regulations apply to all competitors in our industry, having a technology that is unique and novel extends the requisite review period by the various divisions within the FDA and other regulators. Also, other companies in our industry are not limited primarily to products which still need to be approved by government regulators, as we are now.

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If requisite regulatory approvals are not obtained and maintained, our business will be substantially harmed. In many cases, we expect that extant and prospective development partners will participate in the regulatory approval process. The following discussion summarizes the principal features of food and drug regulation in the United States and other countries as they affect our business.

United States. All aspects of our research, development and foreseeable commercial activities relating to medical device, biologic, and pharmaceutical products are subject to extensive regulation by the FDA and other regulatory authorities in the United States. United States federal and state statutes and regulations govern, among other things, the testing, manufacturing, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of pharmaceutical products. The regulatory approval process, including clinical trials, usually takes several years and requires the expenditure of substantial resources. If regulatory approval of a product is granted, the approval may include significant limitations on the uses for which the product may be marketed.

The steps required before a medical device, biologic or pharmaceutical product may be marketed in the United States include:

•	Conducting appropriate pre-clinical laboratory evaluations, including animal studies, in compliance with the FDA’s Good Laboratory Practice (“GLP”) requirements, to assess the potential safety and efficacy of the product, and to characterize and document the product’s chemistry, manufacturing controls, formulation and stability;

•	Submitting the results of these evaluations and tests to the FDA, along with manufacturing information, analytical data, and protocols for clinical studies, in an Investigational New Drug (“IND”) application, and receiving approval from the FDA that the clinical studies proposed under the IND are allowed to proceed;

•	Obtaining approval of Institutional Review Boards (“IRBs”) to administer the product to humans in clinical studies; conducting adequate and well-controlled human clinical trials in compliance with the FDA’s Good Clinical Practice (“GCP”) requirements that establish the safety and efficacy of the product candidate for the intended use;

•	Developing manufacturing processes which conform to the FDA’s current Good Manufacturing Practices (“cGMPs”), as confirmed by FDA inspection;

•	Submitting to the FDA the results of pre-clinical studies, clinical studies, and adequate data on chemistry, manufacturing and control information to ensure reproducible product quality batch after batch, in an NDA, FDA Section 510(K) application, PMA or Biologics License Application (“BLA”); and

•	Obtaining FDA approval of the NDA, BLA, PMA, or FDA Section 510(K) application, including inspection and approval of the product manufacturing facility as compliant with cGMP requirements, prior to any commercial sale or shipment of the pharmaceutical agent.

Quality and pre-clinical tests and studies include: laboratory evaluation of drug substance and drug product chemistry, formulation/manufacturing, and stability profiling, as well as a large number of animal studies to assess the potential safety and efficacy of each product.

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The results of the quality and pre-clinical tests/studies, in addition to any non-clinical pharmacology, are submitted to the FDA along with the initial clinical study protocol (see descriptive of process below) as part of the initial IND and are reviewed by the FDA before the commencement of human clinical trials. Unless the FDA objects to it, the IND becomes effective 30 days following its receipt by the FDA. The FDA reviews all protocols, protocol amendments, adverse event reports, study reports, and annual reports in connection with a new pharmacological product.

The IND for the Phase I clinical trial for breast cancer was filed and became effective in 2006 (IND #12229), and the Phase IIb Trial was conducted under the same IND. The original IND was sponsored by Dr. George Peoples, and the IND was subsequently transferred to NGIO on June 1, 2010. The Company has no current relationship with Dr. Peoples.

The IND for the Phase II trial of AE37 in combination with pembrolizumab (Merck’s Keytruda®) for treatment of triple negative breast cancer became effective in December 2018, and the trial is expected to continue enrolling patients through 2020. NSABP filed the IND on our behalf for this trial.

The Phase I clinical trial for prostate cancer conducted in 2007 took place in the European Union as described under “—Foreign Countries” below.

Clinical trials involve the administration of a new drug to humans under the supervision of qualified investigators. The protocols for the trials must be submitted to the FDA as part of the IND. Also, each clinical trial must be approved and conducted under the auspices of an IRB, which considers, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution conducting the clinical trials.

Clinical trials are typically conducted in three sequential phases (Phase I, Phase II, and Phase III), but the phases may overlap. Phase I clinical trials test the drug on healthy human subjects for safety and other aspects, but usually not effectiveness. Phase II clinical trials are conducted in a limited patient population to gather evidence about the efficacy of the drug for specific purposes, to determine dosage tolerance and optimal dosages, and to identify possible adverse effects and safety risks. When a compound has shown evidence of efficacy and acceptable safety in Phase II evaluations, Phase III clinical trials are undertaken to evaluate and confirm clinical efficacy and to test for safety in an expanded patient population at clinical trial sites in different geographical locations. The FDA and other regulatory authorities require that the safety and efficacy of therapeutic product candidates be supported through at least two adequate and well-controlled Phase III clinical trials (known as “Pivotal Trials”). The successful completion of Phase III clinical trials is a mandatory step in the approval process for the manufacturing, marketing, and sale of products.

In the United States, the results of quality, pre-clinical studies and clinical trials, if successful, are submitted to the FDA in an NDA to seek approval to market and commercialize the drug product for a specified use. The NDA is far more specific than the IND and must also include proposed labeling and detailed technical sections based on the data collected. The FDA is governed by the Prescription Drug User Fee Act (“PDUFA”) regarding response time to the application, which is generally 12 months (and shorter for a priority application). It may deny a NDA if it believes that applicable regulatory criteria are not satisfied. The FDA also may require additional clarifications on the existing application or even additional testing for safety and efficacy of the drug. We cannot be sure that any of our proposed products will receive FDA approval. The multi-tiered approval process means that our products could fail to advance to subsequent steps without the requisite data, studies, and FDA approval along the way. Even if approved by the FDA, our products and the facilities used to manufacture our products will remain subject to review and periodic inspection by the FDA.

To supply drug products for use in the United States, foreign and domestic manufacturing facilities must be registered with, and approved by, the FDA. Manufacturing facilities must also comply with the FDA’s cGMPs, and such facilities are subject to periodic inspection by the FDA. Products manufactured outside the United States are inspected by regulatory authorities in those countries under agreements with the FDA.  To comply with cGMPs, manufacturers must expend substantial funds, time and effort in the area of production and quality control. The FDA stringently applies its regulatory standards for manufacturing. Discovery of previously unknown problems with respect to a product, manufacturer or facility may result in consequences with commercial significance. These include restrictions on the product, manufacturer or facility, suspensions of regulatory approvals, operating restrictions, delays in obtaining new product approvals, withdrawals of the product from the market, product recalls, fines, injunctions and criminal prosecution.

One final hurdle that is closely associated with the cGMP inspections is the pre-approval inspection that the FDA carries out prior to the issuance of a marketing license. FDA inspectors combine cGMP compliance with a review of research and development documents that were used in the formal NDA. A close inspection of historic data is reviewed to confirm data and to demonstrate that a company has carried out the activities as presented in the NDA. This is generally a long inspection and requires a team of individuals from the Company to “host” the FDA inspector(s).

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Foreign Countries

Before we are permitted to market any of our products outside of the United States, those products will be subject to regulatory approval by foreign government agencies similar to the FDA. These requirements vary widely from country to country. Generally, however, no action can be taken to market any drug product in a country until an appropriate application has been submitted by a sponsor and approved by the regulatory authorities in that country. Again, similar to the FDA, each country will mandate a specific financial consideration for the Marketing Application dossiers being submitted. Although an important consideration, FDA approval does not assure approval by other regulatory authorities. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. The Canadian regulatory process is substantially similar to that of the United States. To date, we have received a number of foreign regulatory approvals for our product candidates, as listed below, however we are not manufacturing, marketing, nor distributing products in these regions based upon these approvals. There are no current plans to pursue these markets with these products, as we have redirected its efforts to more profitable business opportunities.

•	Applications were filed and approvals obtained in May 2007 for a Phase I prostate cancer trial using AE37 in Athens, Greece from the Hellenic Organization of Drugs. This Phase I trial was completed in August 2009.

•	Applications were filed and approvals obtained on July 12, 2007 (EOS - Ethnikos Organismos Farmakon) and on November 12, 2007 (NEC – National Ethics Committee) for a Phase II breast cancer trial using AE37 +GM-CSF Vaccine versus GM-CSF Alone in HLA_A2- Node-Positive and High-Risk Node-Negative Breast Cancer Patients to Prevent Recurrence in Athens, Greece from the Hellenic Organization of Drugs. This Phase II trial was completed in 2016.

Environmental Compliance

Our research and development activities have involved the controlled use of hazardous materials and chemicals. We believe that our procedures for handling and disposing of these materials comply with all applicable government regulations. However, we cannot eliminate the risk of accidental contamination or injury from these materials. If an accident occurred, we could be held liable for damages, and these damages could severely impact our financial condition. We are also subject to many environmental, health and workplace safety laws and regulations, particularly those governing laboratory procedures, exposure to blood-borne pathogens, and the handling of hazardous biological materials. Violations and the cost of compliance with these laws and regulations could adversely affect us. However, we do not believe that compliance with applicable environmental laws will have a material effect on us in the foreseeable future.

Legal Proceedings

We are not currently a party to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us.

Property

Our principal executive offices at 10102 USA Today Way, Suite 200 Miramar, FL 33025 are occupied under a lease executed by our parent Generex. We do not currently own any real estate.

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MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of September 9, 2020.

Name	Position	Age
Executive Officers:
Joseph Moscato	Chief Executive Officer	57
Eric von Hofe, Ph.D	President and Chief Scientific Officer	62
Mark Corrao	Interim Chief Financial Officer	62
Dr. Jason B. Terrell, MD	Chief Medical Officer	48
Anthony Crisci, Esq., CPA	Chief Legal Officer and Secretary	50
Richard Purcell	Executive Vice President, R&D	59
Directors:
Joseph Moscato	Chairman of the Board	57
Richard Purcell	Director	59
Dr. Craig Eagle, MD	Director	57
Dr. Marvin Hausman, MD	Director	78
Carol Nacy, Ph.D	Director	72
Thomas Leonard, MPA	Director	46
Brian T. McGee	Director	59
S. Gail Eckhardt, MD	Director	62
Anthony Crisci, Esq.	Director	50

Joseph Moscato. Mr. Moscato is currently the Chief Executive Officer, President, and Chairman of the Board for Generex since January 2017.  Mr. Moscato has over 30 years of experience in healthcare, sales and marketing, distribution management, and finance.  Mr. Moscato brings his marketing and advertising acumen to drug discovery and diagnostic & treatment development and commercialization.  Since 2009, Mr. Moscato has been working as an exclusive consultant to the Company.  Mr. Moscato has originated and negotiated several licensing deals with the top biopharmaceutical companies; has advised on equity financings totaling over $300 million, and has implemented the broad strategic vision for the Company.  Mr. Moscato has worked and consulted for Pfizer in several capacities from sales and marketing to new drug discovery & development for licensing.  He has worked with other biopharmaceutical companies such as GlaxoSmithKline, Johnson & Johnson, Parke-Davis, Amgen and others.  Mr. Moscato has consulted for several healthcare focused private equity, hedge funds and family offices.

Mr. Moscato also owned several advertising and marketing agencies focused on media, entertainment, and healthcare with clients ranging from Motorola, Chadmoore Wireless, Nextel, Cannon, Sharp, GlaxoSmithKline, Pfizer, and other biopharmaceutical companies.  Mr. Moscato’s agency was acquired by William Douglas McAdams, one of the largest independent healthcare advertising and marketing agencies.

Mark Corrao. Mr. Corrao is currently the Chief Financial Officer, Treasurer for Generex since January 2017. Mr. Corrao has experience in financial management with a proven track record of raising capital and extraordinary bottom line management. He has been involved in the initial registration of numerous public companies and subsequent SEC quarterly and annual reporting and has developed, authored and presented numerous business plans and models inclusive of budgets, forecasts, cash flow, cash management and investment strategies. From 2012 to present he has affiliated with of The Mariner Group LLC, which merged with the CFO Squad, creating a much larger and diverse multi-talented organization. The CFO Squad is a financial and business advisory firm providing outsourced and part-time CFO services for emerging to midsized companies (both private and public) in a wide range of businesses and industries. He is the Chief Financial Officer for Kannalife, Inc., a pharmaceutical company specializing in the research and development of novel and new therapeutic agents designed to reduce oxidative stress and act as immune modulators and Neuroprotectants. From 2010-12, he served as Chief Financial Officer of New York Business Efficiency Experts, Inc. which provides professional services in the financial areas of accounting, taxation, auditing, venture capital and SEC registrations (reporting). He served as a Director and Chief Financial Officer for a manufacturer of proprietary software for the prevention of identity theft and the protection of computer systems from unauthorized access.

Eric von Hofe, Ph.D. Dr. von Hofe has extensive experience with technology development projects, including his previous position at Millennium Pharmaceuticals as Director of Programs & Operations, Discovery Research and is also President of Antigen Express. Prior to that, Dr. von Hofe was Director, New Targets at Hybridon, Inc., where he coordinated in-house and collaborative research that critically validated gene targets for novel antisense medicines. Dr. von Hofe also held the position of Assistant Professor of Pharmacology at the University of Massachusetts Medical School, where he received a National Cancer Institute Career Development Award for defining mechanisms by which alkylating carcinogens create cancers. He received his Ph.D. from the University of Southern California in Experimental Pathology and was a postdoctoral fellow at both the University of Zurich and Harvard School of Public Health. His work has been published in forty-eight articles in peer-reviewed journals, and he has been an inventor on four patents.

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Dr. Jason B. Terrell, MD. Dr. Terrell is also the Chief Scientific Officer and Chief Medical Officer of Generex, providing scientific and medical due diligence for partnerships and mergers/acquisitions, and providing clinical oversight for subsidiary operations and product development strategies. Since 2017, he has also served as Assistant Clinical Professor of Oncology, University of Texas at Austin Dell Medical School as an industry and clinical expert advisor to researchers, innovators, and entrepreneurs for accelerating the translation of innovations to health products for Texas Health Catalyst. Since 2017, he has also been Lead Independent Director and Non-Executive Chairman of Kiromic Biopharma Inc, providing guidance for corporate formation, business development, product development and commercialization strategies. Since 2016, Dr. Terrell has served as CEO and Chief Medical Officer for Volition America Inc. From 2010 to 2015 he was Corporate Medical Director for AnyLabTestNow, Dr. Terrell is a summa cum laude graduate from Hardin-Simmons University with a degree in Biochemistry. He graduated as recipient of the Holland Medal of Honor for the top graduate in the School of Science and Mathematics. Dr. Terrell was honored with the Hardin-Simmons University Outstanding Young Alumni Award and currently serves on the University’s Board of Development. Dr. Terrell attended The University of Texas School of Medicine in Houston and received General Medicine Internship and Pathology Residency training at the Texas Tech University Health Sciences Center.

Anthony S. Crisci, Esq., C.P.A. Mr. Crisci is currently the Chief Legal Officer for Generex since August 2019. Mr. Crisci is an attorney and certified public accountant with over twenty (20) years of experience in tax, accounting, finance, corporate, health care and employee benefit matters. Mr. Crisci has built a stellar career as a business legal executive across a number of regulated industries.

From November 2018, Mr. Crisci was Corporate Counsel for Generex and remains as the Chief Administrative Officer and Chief Legal Counsel for Generex’s wholly owned subsidiary, NuGenerex Distribution Solutions, where he oversees business, accounting, and legal matters for NuGenerex’s distribution enterprise. Most recently, Mr. Crisci was General Counsel, COO, CFO, and Controller for a publicly traded holding company, specializing in financial services and technology software companies. Previously, he served as Corporate Counsel for a major health system with $1 Billion in annual revenues, and General Counsel for a National Pharmacy Benefit Management Company that includes mail and specialty drug dispensing.

Mr. Crisci brings a broad range of capabilities with his legal, business, financial, and regulatory background, and his expertise is instrumental in the execution of Generex’s strategic objectives, including mergers & acquisitions, joint venture and development agreements, in-licensing and out-licensing agreements, and most importantly, long term supply and distributorship agreements for nation-wide pharmacy, laboratory, and medical management services. Mr. Crisci holds a Bachelor of Business Administration degree in Accounting from Hofstra University and a Juris Doctor degree, with distinction, from Hofstra University School of Law. He is a licensed CPA and a Member of the New York State and New Jersey State Bar Associations.

Richard Purcell. Mr. Purcell currently is and has been the Executive Vice-President of Research & Drug Development for Generex since January 2017. Mr. Purcell has managed a consulting practice, DNA Healthlink, Inc. advising emerging biopharmaceutical and technology companies on new business strategy, operations management, and clinical development of novel compounds. Mr. Purcell has been the SVP of R&D for RespireRx Pharmaceuticals since 2014. From 2011 to 2017, Mr. Purcell was the President and founder of a Healthcare IT startup, IntelliSanté. Mr. Purcell graduated with a degree in Biochemical Sciences from Princeton University, and attended Rutgers Graduate School of Management majoring in marketing and finance. He is also an Adjunct Professor of Biology at Monmouth University.

Dr. Craig Eagle, MD. Dr. Eagle is currently the Vice President of Medical Affairs Oncology for Genentech where he oversees the medical programs across the oncology portfolio. Prior to his current role, Dr Eagle worked at Pfizer in several positions including as the oncology business lead in United Kingdom and Canada delivering significant business growth. Previously, Dr Eagle was the global lead for Oncology Strategic Alliances and Partnerships based in New York at Pfizer Inc. and was involved in multiple deals on both the sell and buy side. Dr Eagle started work in Pfizer New York as the global head of the Oncology Therapeutic Area Global Medical and Outcomes Group for Pfizer, including the US oncology business, in this role he oversaw an extensive oncology clinical trial program, health outcomes assessments and scientific collaborations with key global research organizations like the  National Cancer Institute (NCI), and EORTC. As part of this role Dr Eagle lead the worldwide development of several compounds including celecoxib, aromasin, irinotecan, dalteparin and ozagomicin, Concurrently Dr. Eagle has been a Member of Scientific Advisory Board at Generex Biotechnology Corp. since August 2010. He has served on the scientific advisory committee and board of directors for several start up biotechnology companies.

Dr. Eagle attended Medical School at the University of New South Wales, Sydney, Australia and received his general internist training at Royal North Shore Hospital in Sydney. He completed his hemato-oncology and laboratory hematology training at Royal Prince Alfred Hospital in Sydney. He was granted Fellowship in the Royal Australasian College of Physicians (FRACP) and the Royal College of Pathologists Australasia (FRCPA). After his training, Dr. Eagle performed basic research at the Royal Prince of Wales hospital to develop a new monoclonal antibody to inhibit platelets.

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Dr. Marvin S. Hausman, MD. Dr. Hausman is an Immunologist and Board-Certified Urological Surgeon with more than 30 years of drug research and development experience with various pharmaceutical companies, including Bristol-Myers International, Mead-Johnson Pharmaceutical Co., E.R. Squibb, Medco Research, and Axonyx. Dr. Hausman currently serves as Chairman of the Board & Chief Science and Technology Officer of Entia Biosciences, Inc.  Previously, Dr. Hausman was a co-founder of Medco Research Inc., a NYSE clinical research organization and biotechnology company specializing in adenosine products that was subsequently acquired by King Pharmaceuticals. Dr. Hausman was also a co-founder of Axonyx, and served in various capacities as President, Chief Executive Officer and Chairman of the Board until the company merged into Torrey Pines Therapeutics in 2006. He has also served as a director of Arbios Technologies and of Regent Assisted Living, Inc. Dr. Hausman has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at UCLA Medical Center. He received his medical degree from New York University School of Medicine.

Dr. Carol Nacy, PhD. Dr. Nacy is a founder and the Chief Executive Officer of Sequella, Inc., a privately held pharmaceutical company that discovers and develops new and more effective treatments for life threatening infectious diseases. Previously, Dr. Nacy was Executive Vice President and Chief Scientific Officer at EntreMed,Inc. from 1993 through its successful public offering in June 1996. Prior to her career in biotechnology, Dr. Nacy worked for 17 years at the Walter Reed Army Institute of Research in Washington, DC, where she studied tropical infectious diseases. She has published over 165 scientific papers to date. Dr. Nacy has a long and successful career in infectious disease research and has been widely recognized for her achievements in the biotechnology industry. She was singled out as a Top 50 Innovator in the U.S. by Inc. Magazine in 2002, named Entrepreneur of the Year by Women in BIO in 2004, the state of Maryland named her in its Top 100 Business Women in 2005, and the Washington Business Journal named her as a top 25 female executive in the Washington DC metropolitan area in 2005. In 2006, she received a National Leadership Award in Healthcare from the National Urban Technology Center in New York City, and in 2007 she was honored with a Special Outstanding Achievement Award for Clinical Trials by Women in BIO. In 2009 she was awarded the Humanitarian Award, Hope is a Vaccine, by the Global Alliance for Immunization against Aids (GAIA) for her work to create new drugs for TB. She is an Editor for the American Academy of Microbiology journal, mBio, and an adjunct faculty member of the Department of Tropical Diseases at the George Washington University, Washington, DC. She earned her A.B., M.S., and Ph.D. degrees from the Catholic University of America in Washington, DC, which awarded Dr. Nacy with a Lifetime Achievement Award in Science.

Thomas Leonard, MPA. Mr. Leonard has had a long and successful career at Bristol Myers Squibb in pharmaceutical sales, marketing, and management across multiple segments of the healthcare delivery system, most recently as the Northeast Business Manager for Oncology. Mr. Leonard brings a deep understanding of the current oncology market, having responsibility for cutting edge immunotherapy products including Opdivo (PD1 inhibitor), Yervoy (CTLA4 inhibitor), and Empliciti, as well as small molecule cancer drugs like Sprycel. He has worked across the oncology landscape, with experience in Lung/NSCLC, Head/Neck, Liver, CML, Kidney/Renal Cell Carcinoma, Bladder, Urothelial, Melanoma, and Colorectal Cancers. He also brings to NGIO a broad network of clinical oncologists with whom he has developed relationships over his career, and who will help guide the NGIO clinical development programs for our Ii-Key peptide immunotherapeutic vaccines. In addition to his work in oncology, Mr. Leonard has extensive experience interacting with the healthcare payor sector, leading the market access pull through programs and specialty pharmacy strategy at major payors nationwide and as a core team member for major regional Integrated Delivery Networks (IDNs) and Organized Customer Groups (OCGs) including Duke, Kaiser Permanente, Cleveland Clinic, Mayo Clinic, Northwell Health. Mr. Leonard received a master’s degree in Public Administration, Business and Health Management from New York University and graduated St. John’s University with a B.S. in Business and Healthcare Administration.

Brian T. McGee. Mr. McGee serves as an independent Director of Generex since 2004. Mr. McGee has served as Chairman of the Generex Audit Committee and a member of the Generex Compensation and Corporate Governance and Nominating Committees. Mr. McGee has been a partner of Zeifmans LLP ("Zeifmans") since 1995. Mr. McGee began working at Zeifmans shortly after receiving a B.A. degree in Commerce from the University of Toronto in 1985. Zeifmans is a Chartered Accounting firm based in Toronto, Ontario. A significant element of Zeifmans’ business is public corporation accounting and auditing. Mr. McGee is a Chartered Accountant. Throughout his career, Mr. McGee has focused on, among other areas, public corporation accounting and auditing. In 1992, Mr. McGee completed courses focused on International Taxation and Corporation Reorganizations at the Canadian Institute of Chartered Accountants and in 2003, Mr. McGee completed corporate governance courses on compensation and audit committees at Harvard Business School. In April 2004 Mr. McGee received his CPA designation from The American Institute of Certified Public Accountants. Mr. McGee has received a certificate in International Financial Reporting Standards issued by The Institute of Chartered Accountants in England and Wales in 2010. The Board believes that Mr. McGee’s knowledge and understanding of accounting and finance, his education and training in accounting and corporate governance, and his extensive experience in the accounting industry.

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S. Gail Eckhardt, MD. Dr. Eckhardt is a tenured professor at The University of Texas at Austin’s Dell Medical School where she is also the inaugural director of the Livestrong Cancer Institutes, chair of the Department of Oncology, and associate dean of cancer programs. She has been a faculty member at the institution since January of 2017. Prior to joining UT Austin, Eckhardt was at the University of Colorado School of Medicine where she was division head of medical oncology from 2006-2014, associate director for translational research at the University of Colorado Comprehensive Cancer Center and director of the Phase I Program and Fellowship.

Dr. Eckhardt has served on numerous committees/study sections, including the ASCO Molecular Oncology Task Force, the ASCO Board of Directors, the FDA Oncology Drugs Advisory Committee and the NCI Cancer Centers Study Section. She is a member of the NCI Investigational Drug Steering Committee, serves on 10 External Advisory Boards of NCI designated Cancer Centers, is currently on the Board of the Association of American Cancer Institutes (AACI) and was a lead mentor in ASCO’s Leadership Development Program. Dr. Eckhardt is the Principal Investigator on grants involving early clinical trials and colorectal cancer research, has conducted numerous phase I and II clinical trials and has published over 200 manuscripts. She is a Research Scholar of the Cancer Prevention and Research Institute of Texas (CPRIT).

Dr. Eckhardt’s expertise is in the preclinical and early clinical development of novel agents and she has over 25 years of drug development experience. Dr. Eckhardt earned her undergraduate degree in chemistry from Stephen F. Austin State University and her medical degree from the University of Texas Medical Branch in Galveston, TX. She conducted her internship and residency in Internal Medicine at the University of Virginia Medical School in Charlottesville, VA followed by a post-doctoral research fellowship in experimental and molecular medicine at Scripps Research Institute in La Jolla, CA and a fellowship in medical oncology at the University of California, San Diego.

Family Relationships

There are no family relationships among the officers and directors, nor are there any arrangements or understanding between any of the Directors or Officers of our Company or any other person pursuant to which any Officer or Director was or is to be selected as an officer or director.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors or executive officers has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;
•	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Director Independence

Our board of directors are composed of six “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” of Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Dr. Craig Eagle, MD and Dr. Marvin S. Hausman, MD, Thomas Leonard, Dr. Carol Nacy, Ph.D, Brian McGee and Dr. S. Gail Eckhardt, MD are all independent directors of the Company. However, our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Committees of the Board of Directors

Our Board has established an audit committee and a compensation committee. Our Board has not yet adopted procedures by which stockholders may recommend nominees to the Board of Directors. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board of directors.

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Audit Committee

We have established an audit committee consisting of Brian McGee, Thomas Leonard and S. Gail Eckhardt. In addition, our Board has determined that Mr. McGee is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Mr. McGee is the chairman of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;
●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
●	discussing with management major risk assessment and risk management policies;
●	monitoring the independence of the independent auditor;
●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
●	reviewing and approving all related-party transactions;
●	inquiring and discussing with management our compliance with applicable laws and regulations;
●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
●	appointing or replacing the independent auditor;
●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee

We have established a compensation committee of the board of directors to consist of Craig Eagle, Mavin Hausman and Carol Nacy, each of whom is an independent director. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3, and an outside director, as defined pursuant to Section 162(m) of the Code, or Section 162(m). Mr. Eagle is the chairman of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

•	administers our equity compensation plans;

•	reviews and approves, or makes recommendations to our board of directors, regarding incentive compensation and equity compensation plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

EXECUTIVE COMPENSATION

In fiscal 2018 and 2019, due to limited resources, we did not pay any cash or non-cash compensation to executive officers or directors.

The Company has no outstanding options or warrants.

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Security Ownership of Certain Beneficial Owners and Management

 The table below sets forth information regarding the beneficial ownership of the common stock by (i) our directors and named executive officers; (ii) all the named executives and directors as a group and (iii) any other person or group that to our knowledge beneficially owns more than five percent of our outstanding shares of common stock. Except as indicated below, the address of each holder is c/o NuGenerex Immuno-Oncology, Inc., 10102 USA Today Way, Miramar, Florida 33025.

Applicable percentage ownership in the following table is based on 400,300,000 shares of common stock issued and outstanding on September 14, 2020 and [*] after the offering assuming a common stock offering of [*] shares (excluding [*] shares which may be sold upon exercise of the underwriters’ over-allotment option), plus, for each individual, any securities that individual has the right to acquire within 60 days of September 14, 2020.

A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. There is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Beneficial Owner	Number of Shares		Percent of Class Before Offering	Percent of Class After Offering
Named Executives and Directors
Joseph Moscato	2,997,295	*	**		**
Named Executives and Directors as a group (1 persons)
Holders of 5% of Common Stock
Generex Biotechnology Corporation	364,003,151		90.93%	[*]	%

*2,793,975 shares of which are owned by Friends of Generex Biotech Investment Trust, of which Joe Moscato is trustee.

**Represents less than 1%.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CFO Squad

The CFO Squad, LLC, provides accounting, pre-audit services and financial reporting services to us. Our interim CFO, Mark Corrao, is an advisor to the CFO Squad.

As of April 30, 2020, other than capital transactions with the parent company. the Company has no other related party transactions.

DESCRIPTION OF SECURITIES

We are offering up to _______ shares of common stock and warrants to purchase ________ shares of common stock in this offering. The following description of our capital stock and warrants being offered is qualified by reference to our amended and restated certificate of incorporation and form of warrant, which are filed as exhibits to this registration statement.

Authorized Capital Stock

Our authorized capital stock consists of 750,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value. As of September 14, 2020, there were 400,300,000 shares of common stock outstanding and no shares of preferred stock outstanding. As of September 14, 2020, there were approximately 490 holders of record of our common stock.

Common Stock

Holders of common stock are entitled to one vote for each share owned as of record on all matters on which shareholders may vote. Holders of common stock do not have cumulative voting rights in the election of directors. Therefore, holders of more than 50% of the outstanding shares can elect the entire Board of Directors. The holders of common stock are entitled, upon liquidation or dissolution of the Company, to receive pro rata all remaining assets available for distribution to stockholders after payment to any preferred shareholders who may have preferential rights. The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and nonassessable.

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Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted to trading.

Warrants Being Offered

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

The warrants will be issued as individual warrant agreements to the investors in this offering. You should review the form of warrant, filed as an exhibit to this registration statement, for a complete description of the terms and conditions applicable to the warrants. The following brief summary of the material terms and provisions of the warrants offered pursuant to this prospectus is subject to, and qualified in its entirety by, the form of warrant.

The warrants will be exercisable at any time after issuance, up to the date that is five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act of 1933, as amended (the “Securities Act”) is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next whole share or pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The exercise price per whole share of common stock purchasable upon exercise of the warrants is $____ per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% of the shares of our common stock then outstanding after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that, upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

We do not plan on applying to list the warrants on national securities exchange or any trading system.

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

In the event of a fundamental transaction, as described in the form of warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the holder will have the right to require us or a successor entity to repurchase its warrants at the Black Scholes value; provided, however, that the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

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SHARES ELIGIBLE FOR FUTURE SALE

There is not currently an established U.S. trading market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon completion of the sale of 1,000,000 shares of common stock pursuant to this offering, we will have 6,393,129 shares of common stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have 6,543,126 shares of common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

 All previously issued shares of common stock that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 under the Securities Act, which are summarized below.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

1% of the number of shares of our common stock then outstanding; or

1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Lock-Up Agreements

Our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 180 days after the effective date of the registration statement for this offering without the prior written consent of the representative (as defined herein).

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UNDERWRITING

Prior to this offering, there has been no public market for our common stock. We will apply for approval to have our common stock for listed on the Nasdaq Capital Market under the symbol “NGIO.” Trading of our common stock on Nasdaq is expected to begin following this prospectus being declared effective by the SEC.

Underwriting

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Dawson James Securities, Inc. is acting as the representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Underwriter	Number of Shares	Number of Shares if Over-allotment Option is Fully Exercised
Dawson James Securities, Inc.	[*]	[*]
Totals:	[*]	[*]

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representative.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 150,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

Discounts and Commissions and Expenses

We have agreed to pay the underwriters a cash fee equal to 9.0% of the aggregate gross proceeds.

The representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the representative may offer some of the shares to other securities dealers at such price less a concession of up to $75,000 per share. After the offering to the public, the offering price and other selling terms may be changed by the representative without changing the Company's proceeds from the underwriters’ purchase of the shares.

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The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option. The underwriting discounts are equal to the public offering price per share less the amount per share the underwriters pay us for the shares.

	Per Share of Common Stock	Total without Over-allotment Option		Total with Over-allotment Option
Public offering price	$	$	[*]	$	[*]
Underwriting discounts	$	$	[*]	$	[*]
Proceeds, before expenses, to us	$	$	[*]	$	[*]

We have agreed to pay the representative a non-accountable expense allowance of $[*]. We estimate that the total expenses, but excluding underwriting discounts and commissions and the $[*] non-accountable expense allowances, will be approximately $[*], all of which are payable by us. This figure includes expense reimbursements we have agreed to pay the representative for reimbursement of its expenses related to the offering up to a maximum aggregate expense allowance of $125,000, for which we have paid a $25,000 advance, which will be returned to us to the extent not offset by actual expenses in accordance with FINRA Rule 5110(f)(2)(C).

Underwriters’ Warrants

As additional compensation to the underwriters, upon consummation of this offering, we will issue to the underwriters or their designees warrants to purchase an aggregate number of shares of our common stock equal to 5% of the number of shares of common stock issued in this offering (excluding shares of common stock sold to cover over-allotments, if any), at an exercise price per share equal to 125% of the initial public offering price (the “Underwriters’ Warrants”). The Underwriters’ Warrants and the underlying shares of common stock shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of the public offering’s effectiveness in accordance with FINRA Rule 5110(g)(1). The Underwriters’ Warrants will be exercisable, in whole or in part, commencing 180 days from the effective date of the offering and will expire on the fifth anniversary of the effective date of the registration statement related to the offering in accordance with FINRA Rule 5110(f)(2)(G)(i). In addition, we have granted the underwriters a one-time demand registration right at our expense, an additional demand registration at the holder’s expense and unlimited “piggyback” registration rights with respect to the underlying shares. The demand registration rights will not be greater than five years from the effective date of the registration statement related to the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv).The piggyback registration right will not be greater than five years from the effective date of the registration statement related to the offering in compliance with FINRA Rule 5110(f)(2)(G)(v).

Determination of Offering Price

Before this offering, there has been no public market for our common stock. Accordingly, the public offering price will be negotiated between us and the Representative. Among the factors to be considered in these negotiations are:

•	the information set forth in this prospectus and otherwise available to the underwriters;
•	the prospects for our Company and the industry in which we operate;
•	An assessment of our management;
•	our past and present financial and operating performance;
•	our prospects for future earnings;
•	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;
•	the prevailing conditions of United States securities markets at the time of this offering; and
•	other factors deemed relevant.

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Neither we nor the underwriters can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Lock-Up Agreements

We and each of our officers, directors affiliates and certain existing stockholders have agreed, for a period of 180 days after the effective date of the registration statement for this offering, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock without the prior written consent of the representative.

The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Pursuant to the underwriting agreement, we have also agreed, for a period of 180 days from the closing date of the offering, that we will not, subject to specified exempt issuances, offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock.

Right of First Negotiation

According to the terms of the underwriting agreement, the representative shall have the right of first negotiation for a period of twelve months after the closing of this offering to act as co-manager for all future public or private securities offerings by us, or any successor to or subsidiary of our company, during such period.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on a website maintained by the representative and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

46

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers:

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
•	passive market making bids must be identified as such.

Certain Relationships

Certain of the underwriters and their affiliates have provided and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have or may in the future receive customary fees, however, except for the right of first refusal and the finder’s fee disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

47

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Carmel, Milazzo & Feil LLP, New York, New York. Carmel, Milazzo & Feil owns 150,000 shares of the Company’s common stock. Schiff Hardin LLP acted as counsel to the Placement Agent in connection with this Offering.

EXPERTS

The consolidated financial statements of NuGenerex Immuno-Oncology, Inc. as of and for the years ended July 31, 2019 and July 31, 2018 have been so included in reliance on the report of Mazars USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly, special reports, and other information with the SEC. These reports and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. The registration statement is available at the SEC’s website.

We also maintain a website at www.nugenerexio.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

48

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of July 31, 2019 and 2018	F-3
Statements of Operations for the years ended July 31, 2019 and 2018	F-4
Statements of Changes in Stockholders’ Deficit for the years ended July 31, 2019 and 2018	F-5
Statements of Cash Flows for the and years ended July 31, 2019 and 2018	F-6
Notes to Financial Statements	F-7 - F-12

INTERIM FINANCIAL INFORMATION (Unaudited)
Condensed Balance Sheets as of April 30, 2020 (Unaudited) and July 31, 2019	F-13
Condensed Statements of Operations for the three and nine months ended April 30, 2020 and 2019 (Unaudited)	F-14
Condensed Statements of Stockholders’ Deficit for the nine months ended April 30, 2019 and 2020 (Unaudited)	F-15
Condensed Statements of Cash Flows for the six months ended January 31, 2020 and 2019 (Unaudited)	F-16
Notes to condensed financial information (Unaudited)	F-17 - F-20

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of NuGenerex Immuno-Oncology, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of NuGenerex Immuno-Oncology, Inc. (the “Company”) as of July 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended July 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses from inception and has both a working capital deficiency and accumulated deficit of $36,834,887 at July 31, 2019. The Company is dependent on obtaining necessary funding from their parent Company, as well as other outside sources, including obtaining additional funding from private placements of its common stock, and issuances of debt and convertible debt instruments in order to continue their operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Mazars USA LLP

We have served as the Company’s auditor since 2019

Edison, NJ

March 12, 2020

2

NUGENEREX IMMUNO-ONCOLOGY, INC.
BALANCE SHEETS

	July 31,
	2019	2018
ASSETS
Current Assets:
Cash and total current assets	$389	$1,025

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$12,528	$7,753
Payable to Foundation for services	1,315,817	1,315,817
Interest payable to foundation	3,055,945	2,340,670
Total Current Liabilities	4,384,290	3,664,240

Commitments and Contingencies	—	—

Stockholders’ Deficiency
Common stock, $0.001 par value, 400,000,000 shares authorized, issued, and outstanding	400,000	400,000
Additional paid-in capital	32,050,986	31,663,656
Accumulated deficit	(36,834,887)	(35,726,871)
Total Stockholders’ Deficiency	(4,383,901)	(3,663,215)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$389	$1,025

The accompanying notes are an integral part of these financial statements

F-3

NUGENEREX IMMUNO-ONCOLOGY, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED JULY 31,
	2019	2018
Revenue
Licensing revenue	$—	$700,000

Operating expenses
Research and development	354,000	234,317
General and administrative	38,741	40,691
Total operating expenses	392,741	275,008

Operating (loss) income	(392,741)	424,992

Other Expense:
Interest expense	(715,275)	(598,247)

Net Loss	$(1,108,016)	$(173,255)

Net Loss per Common Share – basic and diluted	$0.00	$0.00
Shares Used to Compute Net Loss per Share – basic and diluted	400,000,000	400,000,000

The accompanying notes are an integral part of these financial statements

F-4

NUGENEREX IMMUNO-ONCOLOGY, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
YEARS ENDED JULY 31, 2019 and 2018

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of July 31, 2017	400,000,000	$400,000	$32,059,639	$(35,553,616)	$(3,093,977)
Distribution to Generex			(700,000)		(700,000)
Contributions from Generex			304,017		304,017
Net loss	—	—	—	(173,255)	(173,255)
Balance as of July 31, 2018	400,000,000	400,000	31,663,656	(35,726,871)	(3,663,215)
Contributions from Generex			387,330		387,330
Net loss	—	—		(1,108,016)	(1,108,016)
Balance as of July 31, 2019	400,000,000	$400,000	$32,050,986	$(36,834,887)	$(4,383,901)

The accompanying notes are an integral part of these financial statements

F-5

NUGENEREX IMMUNO-ONCOLOGY, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED JULY 31,

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,108,016)	$(173,255)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Interest payable to foundation	715,275	598,247
Accounts payable and accrued expenses	392,105	(424,054)
Net (decrease) increase in cash and cash equivalents	(636)	938

Cash, beginning of period	1,025	87
Cash, end of period	$389	$1,025

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid of income taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITES:
Expenses paid by parent as non-cash capital contributions	$387,330	$304,017

Revenue received by parent as distribution to parent	$—	$700,000

The accompanying notes are an integral part of these financial statements

F-6

NUGENEREX IMMUNO-ONCOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization of Business and Going Concern:

NuGenerex Immuno-Oncology, Inc., a Delaware corporation formed in October of 1993 and formerly known as Antigen Express, Inc. (“NGIO” or the “Company”) and for all periods presented Generex Biotechnology Corporation (“Generex”) held a controlling financial interest in the Company. NGIO is an oncology company focused on the modulation of the immune system to treat cancer. To that end, the Company is developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology.

As part of its strategy, Generex has elected to spin-out NuGenerex Immuno-Oncology, Inc. as a separate, publicly traded Company.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern. The Company has experienced recurring net losses and negative cash flows from operations since inception and has accumulated deficits of approximately $36.8 million as of July 31, 2019. Additionally, the Company has a working capital deficiency of approximately $4.4 million as of July 31, 2019. The Company’s parent, Generex Biotechnology Corporation (“Generex”) has funded substantially all the Company’s underlying working capital deficiencies. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will continue to require substantial funds to implement its business plans.  Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, preferred stock offerings, and issuances of debt and convertible debt instruments. There are no assurances that such additional funding will be achieved and that the Company will succeed in its future operations. Management is also actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities and strategic partners.

These financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company not be able to continue as a going concern. The Company’s inability to obtain required funding in the near future or its inability to obtain funding on favorable terms will have a material adverse effect on its operations and strategic development plan for future growth. If the Company cannot successfully raise additional capital and implement its strategic development plan, its liquidity, financial condition and business prospects will be materially and adversely affected, and the Company may have to cease operations.

F-7

Note 2 – Summary of Significant Accounting Policies:

Basis of Presentation

The Company’s financial statements have been included in the consolidated financial statements of its parent, Generex, and the Company has been dependent on Generex to fund its operations. Generex does not have costs centralized or shared services departments serving all its subsidiaries, accordingly, no allocations of centralized or shared service are necessary or included in the financial statements, as they are de-minimums.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Research and Development Costs

Expenditures for research and development are expensed as incurred and include, among other costs, those related to the production of experimental drugs, including payroll costs, and amounts incurred for conducting clinical trials. Amounts expected to be received from governments under research and development tax credit arrangements are offset against current research and development expense.

Income Taxes

NGIO is included in the Generex consolidated federal tax return. All tax provisions and the related tax liabilities and assets have been computed using the separate return method, as if the company was the legal taxpayer.

Income taxes are accounted for under the asset and liability method prescribed by FASB Accounting Standards Codification (“ASC”) Topic 740. These standards require a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more likely than not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all the deferred tax asset will not be realized.

F-8

Revenue

The Company generated revenue from licenses to access its intellectual property. During the fiscal year ended July 31, 2018, the Company recognized revenue related to a nonrefundable, up-front license fee for $700,000.

If a license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues attributed to the license when the license is transferred to the customer and the customer is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgement to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time. At the inception of each arrangement that contain development milestones, the Company evaluates whether the development milestones included are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not generally considered probable of being achieved until those approvals are received.

New Accounting Standards

The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effective dates during the periods reported and in future periods. The Company does not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). In January 2018, the FASB issued ASU 2018-01, which provides additional implementation guidance on the previously issued ASU 2016-02. Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The Company is required to adopt ASU 2016-02 for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. This ASU will be effective for us in the first quarter of 2019 which begins with interim period ending October 31, 2019. We do not anticipate the adoption of this ASU to have a material impact to our financial statements.

Note 3 - Commitments and Contingencies:

Commitments

On November 20, 2018, the Company entered into a clinical trial agreement with NSABP Foundation, Inc. (“NSABP”) under which NSABP will conduct clinical research using the Company’s AE37 peptide immunotherapeutic vaccine in combination with pembrolizumab (Ketruda®) for the treatment of metastatic triple negative breast cancer. The Company has agreed to pay NSABP an amount not to exceed $2,118,461 based on NAABP achieving various milestones. The Company recognized $340,000 as research and development related to the clinical trial agreement with NSABP in the year ended July 31, 2019.

The Clinical Trial Agreement terminates upon the completion of the obligations under such agreement. The Clinical Trial Agreement may be terminated by (i) any party if the authorization to conduct the phase II clinical trial is revoked by the FDA; if the human and/or toxicology results support termination; safety concerns, if the manufacture of a drug used in the phase II clinical trial has been exhausted or (ii) by NSABP if NGIO fails to pay NSABP an undisputed amount under the Clinical Trial Agreement.

F-9

Payable to Foundation

On February 1, 2007, the Company entered into a clinical study agreement (the “CSA”) with a Henry J. Jackson Foundation (“Foundation”).for two phase II clinical trials to determine if a vaccine containing AE37 plus GM-CSF or another peptide vaccine compound (GP2) plus GM-CSF improved patient outcomes. The Foundation conducted the study, under the sponsorship of an institute affiliated with the United States Military until the IND #12229 was transferred to NGIO (then Antigen Express), after which HJF continued trial management on behalf of NGIO. In consideration for the study the Company agreed to total compensation of $2,700,000 payable as follows:

i.	Initial payments of:
a. $250,000 on February 1, 2007; and
b. $250,000 on March 1, 2007

ii.	Ongoing payments of $150,000 per quarter for three years beginning first quarter of 2007.

iii.	Final payments: $200,000 upon enrollment of the final subject and $200,000 upon completion of all subjects and receipt and acceptance of by the Company of all required documents.

Upon written notice either party could terminate the agreement for insolvency or proceedings under bankruptcy law. The Company could Terminate the CSA without cause upon written notice to the Foundation. Although the Agreement has not been terminated, the Foundation has not provided the Company with a final clinical study report as required under the terms of the CSA.

On September 1, 2013 the Foundation and the Company entered into a forbearance agreement (the “Forbearance Agreement”) under which the Company acknowledged they were $1,315,817 in arrears in its payment and interest obligations to the Foundation under the CSA (the “Original Forbearance Amount”). Pursuant to the Forbearance Agreement, the Company and the Foundation in exchange for the Foundations deferring the Company’s overdue payments, future payments and interest, the Company agreed, among other things to pay the Foundation certain royalties and accelerated payments (“Forbearance Payments”) as further described below.

1)	The Company agreed to pay the final $200,000 payment due upon completion of all subjects and acceptance by the company of all documents, out of and a first charge any amounts received by the foundation or the Company from a third party in respect of or relating to the continued clinical development and commercialization of the breast cancer indication of the vaccine.

2)	A royalty equal to five percent (5%) of the Net third party sales of the Vaccine.

3)	The Original Forbearance Amount will continue to accrue interest at one- and one-half percent (1.5%) per month.

Once the Company has repaid the Original Forbearance Amount and interest through the royalty mechanism described above the Company may buy-out its continuing obligation to make Forbearance Payments my making the following payments:

i.	Period 1 (Effective date of the Forbearance Agreement through fifteenth month after the effective date of the Forbearance Agreement) buyout for $200,000

ii.	Period 2 (First following the end of period 1 through the twenty-fourth month after the effective date of the Forbearance Agreement) Buyout for $500,000

iii.	Period 3 (the beginning of the third year following the Effective Date through the end of the fifth year following the effective date of the Forbearance Agreement) Buyout for $1,000,000

iv.	Period 4 (any time after the beginning of the sixth year following the effective date of the Forbearance Agreement) Buyout for $2,000,000.

The Company has not made any buy-out payments under the Forbearance Agreement. The Foundation May terminate the Forbearance Agreement, in its sole discretion upon giving written notice the Company of any of the following:

i.	If the Company fails to make a payment under the Forbearance Agreement (including interest) and fails to cure such nonpayment with thirty days after receiving written notice of such non-payment by the Foundation or;

ii.	if the Company is unable to repay its debts, makes a general assignment for the benefit of its creditors, has a petition in bankruptcy or a suit seeking reorganization, liquidation, dissolution, or similar relief filed against or files or permits the filing seeking relief under bankruptcy or;

iii.	the Company is in default in the performance of any of its obligations under the Forbearance Agreement and such default is not cured within thirty days after receiving written notice from the foundation of such default.

The Foundation has not notified the Company that it is default of any of its obligations under the Forbearance agreement.

Effective August 1, 2015, the Company capitalized all outstanding unpaid interest on the outstanding balance. The. For the years ended July 31, 2019 and 2018, the Company recorded interest expense in the amount of $715,275 and $598,247, respectively, in the statements of operations. As of July 31, 2019, and 2018 the Company has recorded accrued interest of $3,055,945and $2,340,670, respectively.

F-10

Related Party

During the year ended July 31, 2018, Generex collected on behalf of the Company, $700,000 in revenue from the non-refundable license fee. (See Note 2) Company did not collect any cash from Generex related to this transaction, accordingly, the Company treated cash it was due from this transaction as distribution to Generex.

Expenses paid by Generex on behalf of the Company have been treated as Capital contributions from Generex as Generex will not be reimbursed by the Company for these expenses. On behalf of the Company Generex paid expenses of $387,330 and $304,017 for the years ended July 31, 2019 and 2018, respectively.

Note 5 - Stockholders’ Deficiency:

Common Stock

On February 21, 2019, the Company issued a 4,000 to 1 stock split, in which all shares outstanding have been presented retrospectively for all periods presented. The Company has 400,000,000 authorized, issued, and outstanding shares of common stock with a $0.001 par value (the “Common Stock”). The holders of Common Stock are entitled to one vote per share of Common Stock held at the time of vote.

 Note 6 – Income Taxes:

The Company has incurred losses since inception, which have generated net operating loss carryforwards. Pre-tax losses were $1,108,016 and $173,225 for the years ended July 31, 2019 and 2018, respectively.

As of July 31, 2019, the Company has net operating loss carryforwards of approximately $35.9 million, available to reduce future federal and state taxable income. The carryforwards may be limited in future years due as a result of ownership changes. The net operating losses of approximately $1.3 million relating to the tax years after July 31, 2017 may be carried forward indefinitely, however, its use is limited to 80% of taxable income. The remaining net operating loss carryforwards prior to the tax years ending July 31, 2018 of approximately $34.6 million can be carried forward for 20 years with its use limited to 100% of taxable income in any given year. Carryforwards for tax years ending prior to July 31, 2018 will begin to expire next year.

Net deferred tax assets approximated the following:

	July 31,
	2019	2018
Net operating loss carryforwards	$9,821,000	$9,643,000
Valuation Allowance	(9,821,000)	(9,643,000)
Net Deferred Tax assets	$—	$—

On December 22, 2017, the Tax Cuts and Jobs Act (“The Act”), was signed into law by President Trump. The Act includes several provisions, including the lowering of the U.S. corporate tax rate from 34 percent to 21 percent, effective January 1, 2018 and the establishment of a territorial-style system for taxing foreign-source income of domestic multinational corporations. The Company remeasured its deferred tax assets and liabilities as of July 31, 2018, applying the reduced corporate income tax rate and recorded a provisional decrease to the deferred tax assets of approximately $4,208,000, with a corresponding adjustment to the valuation allowance. In the fourth quarter of fiscal year ended July 31, 2019, we completed our analysis to determine the effect of the Tax Act and there were no material adjustments as of July 31, 2019. The change in the valuation allowance approximated an increase of $178,000 for the fiscal year ended July 31, 2019.

As of July 31, 2019, and 2018, the Company had no unrecognized tax benefits or accrued interest, or penalties related to uncertain tax positions. Accordingly, the Company has not recognized any adjustment to its financial position, results of operations or cash flows. The Company does not expect that unrecognized tax benefits will increase within the next twelve months. The Company has not recognized any penalties or interest. The Company will recognize interest and penalties related to tax matters within other expense. Generally, tax years 2016 to 2019 remain open to examination by the Internal Revenue Agency or other tax jurisdictions to which the Company is subject.

F-11

A reconciliation of the United States Federal Statutory rate to the Company’s effective tax rate for the years ended July 31, 2019 and 2018 is as follows:

	July 31,
	2019	2018
Benefit at Federal rate	(21.0)%	(26.4)%
State rate, net of Federal	(6.3)	(5.3)
Tax rate change	—	2,429.1
Expiration of NOL	11.3	—
Valuation allowance	16.0	(2,397.4)
Effective tax rate	—%	—%

Note 7–Securities Registration:

The Company filed a General From for Registration of Securities on Form 10 pursuant to the Securities Exchange Act of 1934 (the Exchange Act”). This registration became effective 60 days after the filing date.

Note 8 – Subsequent Events:

The Company has evaluated subsequent events occurring after the balance sheet date through the date the audited annual consolidated financial statements were issued.

On March 10, 2020, the Company increased the number of authorized shares from 400,000,000 to 760,000,000, which consists of 750,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.  The preferred stock may be issued in one of more series and may have preferences as to dividends and to liquidation of the Company.

F-12

NUGENEREX IMMUNO-ONCOLOGY, INC.
CONDENSED BALANCE SHEETS

	April 30, 2020	July 31, 2019
	(Unaudited)
ASSETS
Current Assets:
Cash and total current assets	$129	$389

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$401,664	$12,528
Payable to foundation for services	1,315,817	1,315,817
Interest payable to Foundation	3,682,812	3,055,945
Total Current Liabilities	5,400,293	4,384,290

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock $0.001 par value, 10,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized; 400,000,000 shares issued, and outstanding	400,000	400,000
Additional paid-in capital	32,117,424	32,050,986
Accumulated deficit	(37,917,588)	(36,834,887)
Total Stockholders’ Deficit	(5,400,164)	(4,383,901)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$129	$389

The accompanying notes are an integral part of these condensed financial statements

F-13

NUGENEREX IMMUNO-ONCOLOGY, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	April 30, 2020	April 30, 2019	April 30, 2020	April 30, 2019
Revenue
Licensing revenue	$—	$—	$—	$—

Operating expenses
Research and development	—	—	255,265	354,000
General and administrative	88,710	25,062	200,564	34,030
Total operating expenses	88,710	25,062	455,829	388,030

Operating loss	(88,710)	(25,062)	(455,829)	(388,030)

Other Expense
Interest expense	(218,360)	(182,629)	(626,872)	(524,303)

Net Loss	$(307,070)	$(207,691)	$(1,082,701)	$(912,333)

Net Loss per Common Share – basic and diluted	$0.00	$0.00	$0.00	$0.00

Shares Used to Compute Net Loss per Share – basic and diluted	400,000,000	400,000,000	400,000,000	400,000,000

The accompanying notes are an integral part of these condensed financial statements

F-14

NUGENEREX IMMUNO-ONCOLOGY, INC.
CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT (Unaudited)

	Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of July 31, 2018	400,000.000	$400,000	$31,663,656	$(35,726,871)	$(3,663,215)
Contribution from Generex			386,182		386,182
Net Loss				(912,333)	(912,333)
Balance as of April 30, 2019	400,000,000	$400,000	$32,049,838	$(36,639,204)	$(4,189,366)

Balance as of July 31, 2019	400,000,000	$400,000	$32,050,986	$(36,834,887)	$(4,383,901)
Contributions from Generex	—	—	66,438	—	66,438
Net loss	—	—	—	(1,082,701)	(1,082,701)

Balance as of April 30, 2020	400,000,000	$400,000	$32,117,424	$(37,917,588)	$(5,400,164)

The accompanying notes are an integral part of these condensed financial statements

F-15

NUGENEREX IMMUNO-ONCOLOGY, INC.
CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended,
	April 30, 2020	April 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,082,701)	$(912,333)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Interest payable to foundation	626,867	524,303
Accounts payable and accrued expenses	455,574	387,439
Net cash used in operating activities and decrease in cash and cash equivalents	(260)	(591)

Cash, beginning of period	389	1,025

Cash, end of period	$129	$434

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITES:
Expenses paid by parent as non-cash capital contributions	$66,438	$386,182

The accompanying notes are an integral part of these condensed financial statements

F-16

NUGENEREX IMMUNO-ONCOLOGY, INC.
NOTES TO INTERIM FINANCAL INFORMATION
(Unaudited)

Note 1 Going Concern:

The accompanying financial statements of Nugenerex Immuno-Oncology, Inc. (the “Company”) have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates continuation of the Company as a going concern. The Company has experienced recurring net losses and negative cash flows from operations since inception and has both accumulated deficits of approximately $37.9 million and a working capital deficiency of approximately $5.4 million as of April 30, 2020. The Company’s parent, Generex Biotechnology Corporation (“Generex”) has funded substantially all the Company’s underlying working capital deficiencies. The uncertain economic fallout from the COVID -19 pandemic may also adversely affect our operations (See Commitments and Contingencies). These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will continue to require substantial funds to implement its business plans.  Management’s plans, to meet its operating cash flow requirements, include financing activities such as public or private placements of its common stock, preferred stock offerings, and issuances of debt and convertible debt instruments. There are no assurances that such additional funding will be achieved and that the Company will succeed in its future operations. Management is also actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities and strategic partners.

These financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company not be able to continue as a going concern. The Company’s inability to obtain required funding in the near future or its inability to obtain funding on favorable terms will have a material adverse effect on its operations and strategic development plan for future growth. If the Company cannot successfully raise additional capital and implement its strategic development plan, its liquidity, financial condition, and business prospects will be materially and adversely affected, and the Company may have to cease operations.

Note 2 – Summary of Significant Accounting Policies:

Basis of Presentation

The Company’s financial statements have been included in consolidated financial statements of its parent, Generex and the Company has been dependent on Generex to fund its operations. Generex does not have costs centralized or shared services departments serving all its subsidiaries, accordingly, no allocations of centralized or shared service are necessary or included in the financial statements, as they are de-minimis.

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments, which include only normal recurring adjustments, considered necessary for a fair presentation have been included. The Company’s fiscal year ends on July 31 of each calendar year.

F-17

Operating results for the three and nine months ended April 30, 2020 are not necessarily indicative of the results that may be expected for the fiscal year ending July 31, 2020.

Research and Development Costs

Expenditures for research and development are expensed as incurred and include, among other costs, those related to the production of experimental drugs, and amounts incurred for conducting clinical trials. Amounts expected to be received from governments under research and development tax credit arrangements are offset against current research and development expense.

Income Taxes

NGIO is included in the Generex consolidated federal tax return. All tax provisions and the related tax liabilities and assets have been computed using the separate return method, as if the company was the legal taxpayer.

Revenue

The Company expects to generate revenue from licenses to access its intellectual property.

If a license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues attributed to the license when the license is transferred to the customer and the customer is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgement to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time. At the inception of each arrangement that contain development milestones, the Company evaluates whether the development milestones included are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not generally considered probable of being achieved until those approvals are received.

New Accounting Standards

The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effective dates during the periods reported and in future periods. The Company does not believe that any new or modified standards will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

F-18

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (“ASU 2016-02”). In January 2018, the FASB issued ASU 2018-01, which provides additional implementation guidance on the previously issued ASU 2016-02. Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The Company is required to adopt ASU 2016-02 for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. This ASU was effective for us in the first quarter of fiscal 2020 which begins with interim period ending October 31, 2019. Implementation of this guidance did not impact our condensed financial statements

Note 3 - Commitments and Contingencies:

Commitments

On November 20, 2018, the Company entered into a clinical trial agreement with NSABP Foundation, Inc. (“NSABP”) under which NSABP will conduct clinical research using the Company’s AE37 peptide immunotherapeutic vaccine in combination with pembrolizumab (Ketruda®) for the treatment of metastatic triple negative breast cancer. The company has agreed to pay NSABP an amount not to exceed $2,118,461 based on NSABP achieving various milestones.

The Company recognized $251,459 and $340,000 as research and development related to the clinical trial agreement with NSABP for the nine-month periods ended April 30, 2020 and 2019, respectively. For the three-month periods ended April 30, 2020 and 2019, the Company did not recognize any research and development expense related to the NSABP clinical trial agreement, respectively. Any other research and development costs have been de minimis.

Payable to Foundation

On February 1, 2007, the Company entered into a clinical study agreement with the Henry J. Jackson Foundation (the “Foundation” for the clinical research and development of AE37 for the treatment of breast cancer). The Company agreed to pay the foundation total compensation of $2,700,000 payable at various intervals over the term of the agreement.

On September 9, 2013, the Company entered into a forbearance agreement (the “Forbearance Agreement”) with the Foundation and under which the Company n acknowledged that they were in arrears on its payment and interest obligations to the Foundation in the amount of $1,315,817. Pursuant to the Forbearance Agreement, the Company and the Foundation agreed that in exchange for deferring the overdue payments the Company would among other matters, pay the foundation (i) the final $200,000 upon completion of the study and acceptance of all study documents, (ii) a royalty of 5% of net third party sales and (iii) the original forbearance amount will continue to bear interest at 1.5% per month, compounded. The Foundation may terminate the Forbearance Agreement by providing the Company written notice should the Company, among other matters, fail to make payments due under the Forbearance Agreement. The foundation has not provided the study documents to the Company.

F-19

As of April 30, 2020, and July 31, 2019, the Company’s payable to the foundation for services was $1,315,817. Interest payable to the Foundation was $3,682,812 and $3,055,945 as of April 30, 2020 and July 31, 2019, respectively. Interest accrued related to the payable to the foundation was $218,360 and $182,629, respectively for the three months ended April 30, 2020 and 2019; and $626,872 and $524,303, respectively, for the nine months ended April 30, 2020 and 2019.

Related Party

Expenses paid by Generex on behalf of the Company have been treated as capital contributions from Generex as Generex will not be reimbursed by the Company for these expenses. For the nine-month periods ended April 30, 2020 and 2019, Generex paid expenses of $66,438 and $386,182, respectively

COVID-19

The ongoing coronavirus outbreak which began in China at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. If the coronavirus outbreak situation should continue to worsen, we may experience disruptions to our business including, but not limited disruptions of our ongoing clinical trials and the operations of our partners.

The extent to which the coronavirus impacts our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on our financial results and our ability to conduct business as expected.

Note 4 - Stockholders’ Deficiency:

Capital Stock

On February 21, 2019, the Company issued a 4,000 to 1 stock split the effect of which has been presented retrospectively for all periods presented. On March 10, 2020 the Company filed an amended and restated certificate of incorporation (a) increasing its authorized shares of common stock; par value $0.001 per share, from 400,000,000 shares to 750,000,000 shares, and (b) authorizing 10,000,000 shares of preferred stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share of Common Stock held at the time of vote.

Note 5–Income taxes:

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on net deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At April 30, 2020, the Company had a full valuation allowance against its deferred tax assets, accordingly the Company did not recognize an income tax benefit for losses incurred during the three and nine-month periods ended April 30, 2020.

F-20

Shares of Common Stock

 PROSPECTUS

, 2020

II-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Distribution.

The following table sets forth all expenses to be paid by the Registrant, other than estimated Placement Agent fees and commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$
FINRA filing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Printing and engraving expenses		*
Miscellaneous fees and expenses		*
Total		*

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

II-2

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that a director of the Company will not be personally liable for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of duty of loyalty to us or to our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividends or unlawful stock repurchases or redemptions; or
•	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide that:

•	we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

•	we may indemnify our other officers, employees and other agents as set forth in Delaware law or any other applicable law;

•	we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

II-3

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-4

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, State of Florida on the 14th day of September 2020.

NUGENEREX IMMUNO-ONCOLOGY, INC.

By:	/s/ Joseph Moscato
Joseph Moscato
Chief Executive Officer (Principal Executive officer and Principal Financial and Accounting officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph Moscato his true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in him name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/Joseph Moscato	Chief Executive Officer and Chairman (Principal Executive officer)	September 14, 2020
Joseph Moscato

/s/Mark Corrao	Interim Chief Financial Officer (Principal Financial and Accounting officer)	September 14, 2020
Mark Corrao

/s/Richard Purcell	Director	September 14, 2020
Richard Purcell

/s/Craig Eagle	Director	September 14, 2020
Craig Eagle

/s/Marvin S. Hausman	Director	September 14, 2020
Marvin S. Hausman

/s/Carol Nacy	Director	September 14, 2020
Carol Nacy

/s/Thomas Leonard	Director	September 14, 2020
Thomas Leonard

/s/Brian T. McKee	Director	September 14, 2020
Brian T. McKee

/s/S. Gail Eckhardt, MD	Director	September 14, 2020
S. Gail Eckhardt, MD

/s/Anthony Crisci, Esq.	Director	September 14, 2020
Anthony Crisci, Esq.

II-6

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
3.2	Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
4.1	Registration Rights Agreement dated July 14, between the registrant Oasis Capital, LLC (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on July 20, 2020)
5.1	Opinion of Carmel, Milazzo & Feil LLP**
10.1	Forbearance Agreement effective September 9, 2013 among the registrant, Generex Biotechnology Corp, and the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
10.2	Clinical Trial Collaboration and Supply Agreement dated June 28, 2017 by and among Merck Sharp & Dohme B.V. and the registrant (incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form 10 initially filed on Match 12, 2020.)
10.3	Clinical Trial Agreement dated November 20, 2018 between NSABP Foundation, Inc. and the registrant (incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
10.4	License and Research Agreement dated November 29, 2017 between the registrant and Shenzhen Bioscien Pharmaceuticals Co. Ltd (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
10.5	Securities Purchase Agreement dated July 14, 2020 between the registrant and Oasis Capital, LLC (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on July 20, 2020)
23.1	Consent of Mazars USA LLP*
23.2	Consent of Carmel, Milazzo & Feil LLP(included as part of Exhibit 5.1)**
24.1	Power of Attorney.
99.1	Results of the First Phase I Clinical Trial of the Novel Ii-Key Hybrid Preventive HER-2/neu Peptide (AE37) Vaccine (for breast cancer), published in the Journal of Clinical Oncology on July 10 2008 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
99.2	Results from a Phase I Clinical Study of the Novel Ii-Key/HER-2/neu(776–790) Hybrid Peptide Vaccine in Patients with Prostate Cancer, published in Clinical Cancer Research on July 1 2010 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
99.3	Primary analysis of a prospective, randomized,single-blinded phase II trial evaluating the HER2 peptide AE37 vaccine in breast cancer patients to prevent recurrence, published in Annals of Oncology online on March 30 2016 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
99.4	Prospective, randomized, single-blinded, multi-center phase II trial of two HER2 peptide vaccines, GP2 and AE37, in breast cancer patients to prevent recurrence, published online in Breast Cancer Research and Treatment on April 22 2020 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)

* Filed herewith

** To be filed by Amendment

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